UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         ______________________________

        DATE OF REPORT (Date of earliest event reported): March 15, 2007

                         ______________________________

                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         _______________________________

          INDIANA                      0-17071                 35-1544218
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of Principal Executive Offices, including Zip Code)


                                 (765) 747-1500
              (Registrant's Telephone Number, including Area Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule 14a-12 under  the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On March 15, 2007, First Merchants Corporation mailed its Annual Report 2006 ("Report") to its stockholders of record on February 16, 2007. The Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Report is being furnished by the Registrant pursuant to Regulation FD and is not being filed.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

    (a)      None

    (b)      None

    (c)      Exhibits.

             Exhibit 99.1 First Merchants Corporation Annual Report 2006 (Furnished pursuant to Regulation FD)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST MERCHANTS CORPORATION
                                        (Registrant)

                                 By:  /s/  Mark K. Hardwick
                                    --------------------------------------------
                                           Mark K. Hardwick
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (Principal Financial and Chief
                                           Accounting Officer)


Dated:  March 15, 2007

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                     Description
-----------                     -----------
    99.1                        First Merchants Corporation Annual Report 2006

                          First Merchants Corporation

                                 Exhibit No. 99.1

                           ANNUAL REPORT 2006 [LOGO]

                       [LOGO] First Merchants Corporation

FIRST MERCHANTS CORPORATION MARKET AREA

[MAP OMITTED]

ANNUAL MEETING

THE ANNUAL MEETING OF STOCKHOLDERS OF FIRST MERCHANTS CORPORATION WILL BE
HELD...

TUESDAY, APRIL 24, 2007 o 3:30 PM

HORIZON CONVENTION CENTER
401 SOUTH HIGH STREET
MUNCIE, INDIANA 47305

FINANCIAL HIGHLIGHTS                              1

TO OUR SHAREHOLDERS                               2

YEAR IN REVIEW                                    4

INVESTOR SUMMARY                                  6

FMC BOARD OF DIRECTORS                            7

AFFILIATE BOARD OF DIRECTORS                      8

FINANCIAL REVIEW                                  9

CORPORATE PROFILE
--------------------------------------------------------------------------------

First Merchants Corporation is a financial services company focused on building deep, lifelong client relationships. Headquartered in Muncie, Indiana, with eight bank subsidiaries, a trust company, a multi-line insurance company, and as majority owner of a title company, we deliver superior personalized financial solutions to consumer and closely held commercial clients in diverse community markets.

With more than seventy locations in seventeen Indiana and three Ohio counties, we provide a full range of personal and business services including commercial and agribusiness lending, mortgages, cash management services, merchant services, leasing, and deposit offerings.

o     FIRST MERCHANTS BANK, N.A.

      Serves Delaware, Hamilton, Marion and Henry Counties

o     LAFAYETTE BANK & TRUST, N.A.

      Serves Tippecanoe, Carroll, Jasper and White Counties

o     MADISON COMMUNITY BANK, N.A.

      Serves Madison County

o     UNITED COMMUNITIES NATIONAL BANK, N.A.

      Serves Randolph, Union, Fayette, Wayne and Butler (OH) Counties

o     COMMERCE NATIONAL BANK, N.A.

      Serves Franklin and Hamilton Counties in Ohio

o     FRANCES SLOCUM BANK & TRUST COMPANY, N.A.

      Serves Wabash, Howard and Miami Counties

o     DECATUR BANK & TRUST COMPANY, N.A.

      Serves Adams County

o     FIRST NATIONAL BANK OF PORTLAND

      Serves Jay County

o     FIRST MERCHANTS TRUST COMPANY

      One of the largest trust companies in the State of Indiana, provides a full complement of trust and investment services to individuals and businesses, including retirement, pension and profit-sharing plans.

o     FIRST MERCHANTS INSURANCE SERVICES

      Provides full-service property, casualty, personal lines, and health care insurance.

o     INDIANA TITLE INSURANCE COMPANY

      A full-service title company serving clients throughout Indiana.

      CORPORATE HEADQUARTERS                       STOCK SYMBOL:

      First Merchants Corporation                  NASDAQ: FRME
      200 East Jackson Street
      Muncie, IN 47305
      765.747.1500

      www.firstmerchants.com

FINANCIAL HIGHLIGHTS 2006
--------------------------------------------------------------------------------

Table dollar amounts in thousands, except per share data

AT YEAR END                                               2005          2006
--------------------------------------------------------------------------------

Total Assets                                           $ 3,237,079   $ 3,554,870
Stockholders' Equity                                       313,396       327,325
Total Loans                                              2,462,337     2,698,014
Total Investments                                          434,266       465,217
Total Deposits                                           2,382,576     2,750,538
Trust Accounts at Market Value
   (not included in banking assets)                      1,530,765     1,653,000

FOR THE YEAR
--------------------------------------------------------------------------------

Interest Income                                        $   177,209   $   208,606
Interest Expense                                            66,080        98,511
Net Interest Income                                        111,129       110,095
Provision for Loan Losses                                    8,354         6,258
Total Other Income                                          34,717        34,613
Total Other Expenses                                        93,957        96,057
Income Tax Expense                                          13,296        12,195
Net Income                                                  30,239        30,198

PER SHARE
--------------------------------------------------------------------------------

Basic Net Income                                       $      1.64   $      1.64
Diluted Net Income                                            1.63          1.64
Cash Dividends                                                 .92           .92
Book Value                                                   17.02         17.75
Market Value (Dec. 31 Bid Price)                             26.00         27.19

AVERAGES DURING THE YEAR
--------------------------------------------------------------------------------

Total Assets                                           $ 3,179,464   $ 3,371,386
Total Loans                                              2,434,134     2,569,847
Total Investments                                          426,400       457,411
Total Deposits                                           2,418,752     2,568,070

                          DILUTED NET INCOME PER SHARE

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                          2004       2005       2006
                        ------------------------------
                         $ 1.58     $ 1.63     $ 1.64

--------------------------------------------------------------------------------

                               DIVIDENDS PER SHARE

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                          2004       2005       2006
                        ------------------------------
                         $  .92     $  .92     $  .92

--------------------------------------------------------------------------------

                          AVERAGE ASSETS (in millions)

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                          2004       2005       2006
                        ------------------------------
                        $3,109.1   $3,179.5   $3,371.4

--------------------------------------------------------------------------------

[LOGO]  2006 TO OUR SHAREHOLDERS

9.8% INCREASE IN ASSETS

     First Merchants Corporation's total assets reached a record $3.555 billion at year-end, an increase of 9.8% over 2005. This level of growth, exceeding that of most of our peers, is a tribute to our excellent staff of professional bankers.

As we reflect upon our accomplishments, in 2006 First Merchants Corporation achieved improved earnings per share in its 30th of the last 31 years. Earnings per diluted share were $1.64 versus $1.63 in 2005, a very modest increase strongly influenced by a shrinking net interest margin experienced throughout our industry. Our total assets reached a record $3.555 billion at year-end, an increase of 9.8% over 2005; total loans and deposits increased 9.6% and 15.4% respectively. This level of growth, exceeding that of most of our peers in an increasingly competitive industry, is a tribute to our excellent staff of professional bankers.

Our view is that there are many paths to growth, and the best companies pursue multiple strategies as market conditions change and opportunities arise. In this letter, I will discuss some strategic initiatives that will support our growth. First Merchants Corporation is soundly positioned; nevertheless, our results still leave considerable upside against our potential and our aspirations.

We announced on January 24th that in early April we will combine five of our bank charters into one, creating the largest bank headquartered in East Central Indiana with assets exceeding $1.6 billion. Frances Slocum Bank, Decatur Bank and Trust, First National Bank and United Communities National Bank will be combined under the First Merchants Bank name. In addition, the Hamilton County offices of First Merchants Bank will combine with Madison Community Bank to create the newly formed First Merchants Bank of Central Indiana. Lafayette Bank and Trust Company and Commerce National Bank will retain their names and charters, leaving your corporation with four strong, nationally chartered banks.

This plan allows the best of both worlds: four strong, nationally chartered banks that preserve the community impact of which we are proud, while operating with the systems of a larger organization. This geographic focus positions First Merchants Corporation for sustainable growth. Regional presidents continue to be accountable and responsible for commercial and retail business with their markets, and will remain empowered to make local market decisions.

Over the last five years, we have experienced an exciting and rewarding journey. During this period, the corporation's total assets have more than doubled in size. We've acknowledged the demands of our customers, shareholders and employees by bringing forth broader, standard product lines and systems throughout our company. These initiatives create value by integrating our capabilities and best practices across the company. Throughout this time of change and challenge, we have added new customers, generated loans and deposits, deepened customer relationships and implemented a stronger credit discipline.

We have built a strong foundation for the future, which allows me to take the final step in a management succession plan that has been underway for several years. I have selected the retirement date of April 24, 2007, which coincides with the corporation's annual meeting. I look forward to continuing to work with the company in a consultative role and as a member of the board of directors.

Mike Rechin has been elected CEO upon my retirement. His experience, energy and leadership will position First Merchants Corporation for future growth and performance. Mike has been a driving force in the development of the 2007 business plan, and has worked closely with the bank presidents in their local communities to reinforce the brand and identify growth opportunities.

2007 will also mark the retirement of our longest tenured director, Chairman Bob Smitson. Bob was first elected to the board in 1979, served as Vice Chairman since 1982, and became Chairman on April 15, 2005. I have had the pleasure of working with Bob for the past 23 years and his wise counsel, sound business judgment, and good humor will be sorely missed.

It has been an honor to serve as First Merchant's CEO for the past eight years, and as a director since 1984. While visiting with the various bank boards over the past few weeks, I've seen how fully supportive they are of our 2007 initiatives. While big challenges lie ahead, First Merchants Corporation has a well-seasoned and capable leadership team that will focus on our goal of becoming a high-performance financial services company.

To become such a company, we must consistently grow annual earnings per share, maintain strong asset quality, deliver an attractive and competitive return on shareholder's equity and operate efficiently.

We begin 2007 with momentum and will continue to use our competitive strengths to maximize growth in every market and every line of business. Our desire is to continuously improve so that we are a great place to work, a great place to do business and a great investment to own.

Sincerely,

/s/ Michael L. Cox

Michael L. Cox
President and Chief Executive Officer

[PHOTO OMITTED]

Michael L. Cox (left), President & Chief Executive Officer with Michael C.
Rechin.

2007 STRATEGIC INITIATIVE

In early April we will combine five of our bank charters into one, creating the largest bank headquartered in East Central Indiana with assets exceeding $1.6 billion.

This plan allows the best of both worlds: four strong, nationally chartered banks that preserve the community impact of which we are proud, while operating with the systems of a larger organization. This geographic focus positions First Merchants Corporation for sustainable growth. Regional presidents continue to be accountable and responsible for commercial and retail business within their markets, and will remain empowered to make local market decisions.

[LOGO] FMC FOCUS, MEASURE, COMPENSATE

               First Merchants Corporation is becoming known as a company that consistently applies the business mantra of Focus, Measure, and Compensate (FMC). This business strategy, applied to each and every initiative, ensures that our clients, employees and shareholders benefit from having chosen First Merchants.

       FOCUS We focus on providing value-added solutions and building long-term relationships with our customers.

     MEASURE Customer satisfaction, increased market share and profitability are some of the metrics we're using to measure our success and better understand the material gains we make as a result of our investments.

  COMPENSATE   Lastly, we compensate all employees for a job well done based on their performance - both in generating revenue and for operating efficiently and effectively. When our customers win, we win!

               STRENGTHENING OUR BRAND...SUPPORTING GROWTH

               To accelerate our progress, we introduced Performance-Based Incentive Plans for all First Merchants employees, beginning in 2007. Our success, now and in the future, hinges on our ability to commit to goals, execute to meet those goals and reward based upon results.

                                    [PHOTO OMITTED]

                                   [PHOTO OMITTED]

In 2006, two additional projects were completed which will strengthen our brand and support growth in two of our four served regions.

First Merchants Bank expanded its footprint in the Indianapolis market with a new commercial and trust office located on 96th Street. As demand for middle market loans continues to grow, this region will continue to be a key contributor to our revenue mix. During 2006, our Hamilton County officers more than quadrupled their loan portfolio. Our investment strategy in both people and capital will provide the platform for future success.

Lafayette Bank & Trust moved from their headquarters (since 1914) to a new landmark building overlooking the Wabash River. This new location is equipped to meet the needs of our 21st century customers, offering full-service banking and trust services with on-site drive-up banking and a parking center for greater convenience.

OUR COMPETITIVE ADVANTAGE

Strategy alone doesn't win the marketplace. However, empowered leaders executing sound business plans with outstanding management skills do. It's a competitive advantage with which we are winning and intend to grow.

THE CHALLENGE...DEMONSTRATING OUR FULL VALUE

Our challenge now, and in the future, is to demonstrate to the market the full value of the tangible and intangible assets we manage. We thank you for your continued confidence in our company as we reach for higher levels of performance.

2006 PROJECTS COMPLETED

which will strengthen our brand and support growth in two of our four served regions...

Far left: First Merchants Bank and First Merchants Trust Company expanded the FMC footprint in the Indianapolis market with a new commercial and trust office located on 96th Street.

Above: Lafayette Bank & Trust moved into a new landmark building that is equipped to meet the needs of 21st century customers.

FMC INVESTOR SUMMARY
--------------------------------------------------------------------------------

RETURN ON ASSETS

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                               2004   2005   2006
                              ---------------------
                               .95%   .95%   .90%

--------------------------------------------------------------------------------

RETURN ON EQUITY

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                               2004   2005   2006
                              ---------------------
                              9.49%  9.58%  9.45%

--------------------------------------------------------------------------------

LOAN LOSSES*

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                               2004   2005   2006
                              ---------------------
                               .37%   .23%   .19%

* as a percent of average loans

--------------------------------------------------------------------------------

EFFICIENCY RATIO*

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                               2004   2005   2006
                             ---------------------
                              61.9%  60.2%  62.2%

* indicates the cost to produce a dollar of revenue

TRADING HISTORY

Listed on NASDAQ/NMS on June 20, 1989
Trading Symbol: FRME
2006 Stock Price Range:  High  $ 29.42
                          Low  $ 22.20
Current bid price as of 12/31/06: $27.19
2006 NASDAQ Trading Volume: 10,519,648 shares
December 31, 2006 o Shares outstanding: 18,439,843

STOCK PERFORMANCE

A purchase of 100 shares in September 1982, when the holding company was organized, would have cost $4,200. Through three 2-for-1 stock splits, three 3-for-2 stock splits, and three Five percent (5%) stock dividends, the number of shares held as of December 31, 2006, would be approximately 3,126 with a market value of $84,996. In addition, dividends in the amount of $38,062 would have been paid on the initial investment of $4,200.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

initial investment (9/82)                   $  4,200
dividends  received (through 12/31/06)      $ 38,062
market value (bid)                          $ 84,996

FIRST MERCHANTS CORPORATION 2006 [LOGO]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    Michael L. Cox  Michael C. Rechin  Mark K. Hardwick  Robert R. Connors  Shawn R. Blackburn Kimberly J. Ellington
EXECUTIVE OFFICERS  President       Executive Vice     Executive Vice    Senior Vice        Senior Vice        Senior Vice President
                    Chief Executive President          President         President          President          Director of Human
                    Officer         Chief Operating    Chief Financial   Chief Information  Administrative     Resources
                                    Officer            Officer           Officer            Services

FIRST MERCHANTS CORPORATION BOARD

[PHOTO OMITTED]

Robert M. Smitson
Chairman of the Board
Maxon Corporation
Chairman of the Board (retired)

[PHOTO OMITTED]

Charles E. Schalliol
Vice Chairman of the Board
State of Indiana
Office of Management & Budget
Director

[PHOTO OMITTED]

Michael L. Cox
First Merchants Corporation
President
Chief Executive Officer

[PHOTO OMITTED]

Michael C. Rechin
First Merchants Corporation
Executive Vice President
Chief Operating Officer

[PHOTO OMITTED]

Richard A. Boehning
Bennett, Boehning & Clary
Of Counsel

[PHOTO OMITTED]

Thomas B. Clark
Jarden Corporation
Chairman of the Board
President
Chief Executive Officer (retired)

[PHOTO OMITTED]

Roderick English
The James Monroe Group, LLC
President
Chief Executive Officer

[PHOTO OMITTED]

Dr. Jo Ann M. Gora
Ball State University
President

[PHOTO OMITTED]

Barry J. Hudson
First National Bank
Chairman of the Board

[PHOTO OMITTED]

Thomas D. McAuliffe
Commerce National Bank
Chairman of the Board
Chief Executive Officer

[PHOTO OMITTED]

Terry L. Walker
Muncie Power Products, Inc.
Chairman of the Board
President
Chief Executive Director

[PHOTO OMITTED]

Jean L. Wojtowicz
Cambridge Capital
Management Corp.
President
Chief Executive Officer

BOARD COMMITTEES

EXECUTIVE COMMITTEE

Richard A. Boehning, Chairperson
Michael L. Cox
Barry J. Hudson
Charles E. Schalliol
Robert M. Smitson

AUDIT COMMITTEE

Jean L. Wojtowicz, Chairperson
Thomas B. Clark
Jo Ann M. Gora
Robert M. Smitson
Terry L. Walker

COMPENSATION AND HUMAN RESOURCES COMMITTEE

Charles E. Schalliol, Chairperson
Thomas B. Clark
Roderick English
Robert M. Smitson

NOMINATING/ GOVERNANCE COMMITTEE

Thomas B. Clark, Chairperson
Richard A. Boehning
Robert M. Smitson
Jean L. Wojtowicz

PENSION AND RETIREMENT INCOME AND SAVINGS PLAN ADMINISTRATIVE COMMITTEE

Kim Ellington, Plan Administrator
Michael L. Cox
Mark K. Hardwick
Michael C. Rechin

Secretary to the Board

Cynthia G. Holaday
First Merchants Corporation
Vice President

Assistant Secretary to the Board

C. Ronald Hall
First Merchants Corporation
Vice President

Chairman Emeritus
Stefan S. Anderson

[LOGO] 2006 FIRST MERCHANTS CORPORATION
--------------------------------------------------------------------------------

AFFILIATE BOARDS OF DIRECTORS

First Merchants Bank

Michael L. Cox
Chairman of the Board
First Merchants Corporation
President
Chief Executive Officer

Jack L. Demaree
First Merchants Bank
President
Chief Executive Officer

Ronald K. Fauquher
Ontario Systems, LLC
Senior Vice President

Michael B. Galliher
Boyce Forms / Systems
Keystone & Komputrol Software
President
Chief Executive Officer

Thomas K. Gardiner, MD,
FACP
Cardinal Health System, Inc.
Executive Vice President

Suzanne L. Gresham, PhD
Comprehensive Mental Health
Services, Inc.
President
Chief Executive Officer (retired)

John W. Hartmeyer
Al Pete Meats, Inc.
Chief Executive Officer

Nelson W. Heinrichs
Centennial Packaging, Inc.
Chairman of the Board (retired)

Eric J. Kelly
Complete Masonry Services, Inc.
President

Jon H. Moll
DeFur Voran, LLP
Partner

Maria Williams-Hawkins, PhD
Ball State University

Joseph E. Wilson
Muncie Power Products, Inc.
Chairman of the Board
Chief Executive Officer (retired)

Secretary to the Board

Cynthia G. Holaday
First Merchants Bank
Vice President
Executive Administrative Officer

Chairman Emeritus
William P. Givens

Directors Emeriti
Clell W. Douglass
Hurley C. Goodall
Betty J. Kendall
Hamer D. Shafer

Commerce National Bank

Thomas D. McAuliffe
Chairman of the Board
Commerce National Bank
Chief Executive Officer

John A. Romelfanger
Commerce National Bank
President
Chief Operating Officer

Loreto V. Canini
Canini & Pellecchia, Inc.
President

Jameson Crane, Jr.
Crane Group, Co.
Vice President of Investments

Rhonda J. DeMuth
TDCI, Inc.
Chief Executive Officer

William L. Hoy
Columbus Sign Company
Chief Executive Officer

Clark Kellogg
CBS Sports
Basketball Analyst

Samuel E. McDaniel
Sam E. McDaniel, LLC
President

Richard F. Ruhl
Dick Ruhl Ford Sales, Inc. (retired)

John A. Tonti
West Penn Foods, Inc.
President

William Wickham
WA Wickham Associates
Chairman
Chief Executive Officer

David L. Winks
Capital Lighting, Inc.
Vice President

Michael Wren
M-E Engineering (retired)

Decatur Bank & Trust Company

Dennis A. Bieberich
Chairman of the Board
Decatur Bank & Trust Company
Chief Executive Officer

Steven R. Bailey
Decatur Bank & Trust Company
President
Chief Operating Officer

Philip H. Barger
Barger Farms, Inc.
President

Kevan B. Biggs
Ideal Suburban Homes, Inc.
Chief Executive Officer

Gregory A. Fleming
Fleming Excavating, Inc.
President

Mark Kaehr
R & K Incinerator, Inc.
President

Wayne M. Porter
Thunderbird Products
Vice President of Sales

John L. Schultz
Baker & Schultz, Inc.
President

First National Bank of Portland

Barry J. Hudson
Chairman of the Board

Robert G. Bell
First National Bank of Portland
President
Chief Executive Officer

Bradley K. Glentzer
Portland Motor Parts
Owner

Bonnie R. Maitlen, PhD
Training & Development
Specialist-Consultant

Stephen R. Myron, MD
Preferred Medical Providers
President

Samuel P. Shoemaker
John Jay Center for Learning
Executive Director (retired)

Reda Theurer-Miller
Youth Service Bureau of Jay County, Inc.
Chief Executive Officer

Gary L. Whitenack
Whitenack Farm & Supply Co.
Farmer

Frances Slocum Bank

Hal D. Job
Chairman of the Board
Frances Slocum Bank
Chief Executive Officer

Pamela C. Beckom
Harbaugh  Enterprises,  Inc.
Pizza Hut of Kokomo,  Inc.
Chillicothe Pizza Hut, Inc.
President

John W. Forrester
Wabash Electric Supply, Inc.
President

Gregory L. Garner, OD
Midwest Eye Consultants, PC
President
Chief Executive Officer
Vision Properties, LLP
Managing Partner

F. Howard Halderman
Halderman Farm Services
President
Halderman Real Estate Services, Inc.
Vice President

Arthur W. Jason
B. Walter & Company
President
Walter Dimension Co.
President

Ronald D. Kerby
Frances Slocum Bank
President
Chief Operating Officer

Robert M. Pearson
Wabash County REMC
Chief Executive Officer

James M. Ridenour
Indiana University
Professor (retired)

Lafayette Bank & Trust Company

Robert J. Weeder
Chairman of the Board

Tony S. Albrecht
Lafayette Bank & Trust Company
President
Chief Executive Officer

Richard A. Boehning
Bennett, Boehning & Clary Of Counsel

Kelly V. Busch
KVB Broadcasting
Managing General Partner

Michael L. Cox
First Merchants Corporation
President
Chief Executive Officer

W. L. Hancock
PSI Energy,
A CINERGY Company
General Manager (retired)

Joseph B. Hornett
Purdue Research Foundation
Senior Vice President
Treasurer

Jeffrey L. Kessler
Stall & Kessler Diamond Center
Co-owner

Gary J. Lehman
Fairfield Manufacturing Company, Inc.
President
Chief Executive Officer

Eric P. Meister
GTE North, Inc.
Central Division Manager (retired)

Directors Emeriti
Joseph A. Bonner
Vernon N. Furrer
Robert T. Jeffares
Charles E. Maki
Roy D. Meeks

Madison Community Bank

George R. Likens
Chairman of the Board
Farmer

Michael L. Baker
Madison Community Bank
President
Chief Executive Officer

Dr. James L. Edwards
Anderson University
President

Jeffrey A. Jenness
Church of God
Executive Secretary & Treasurer

Joseph R. Kilmer
Attorney at Law

C. David Kleinhenn
Kleinhenn Company
President

Robert J. Pensec
Carbide Grinding Company
President

Nancy Ricker
Ricker's Oil
Secretary/Treasurer
Co-owner

Stephen D. Skaggs
Perfecto Tool & Engineering Co., Inc.
Vice President

Curt L. Stephenson
First Merchants Insurance Services
President
Chief Executive Officer

United Communities National Bank

Norman M. Johnson
Chairman  of the Board
Stein,  Roe & Farnham
Executive Vice President (retired)

James A. Meinerding
UCNB
President
Chief Executive Officer

Clyde T. Bateman
Farmer

Thomas E. Chalfant
Farmer

Richard A. Daniels
McCullough-Hyde
Memorial Hospital
President
Chief Executive Officer

W. Scott Hawkins
Sigma Financial Corporation
Financial Advisor

Errol P. Klem
Klem Golf, Inc.
President

Martha A. Mathias
Frank Miller Lumber Co., Inc.
President
Chief Executive Officer

Gerald S. Paul
Medreco, Inc.
President

Michael D. Wickersham
Wick's Pies, Inc.
President

Jan S. Williams
Williams & Keckler, LLC
Certified Public Accountant

First Merchants Insurance Services

Michael L. Cox
Chairman
First Merchants Corporation
President
Chief Executive Officer

Michael C. Rechin
First Merchants Corporation
Executive Vice President
Chief Operating Officer

Mark K. Hardwick
First Merchants Corporation
Executive Vice President
Chief Financial Officer

Curt L. Stephenson
First Merchants Insurance Services
President
Chief Executive Officer

Michael D. Gilbert
First Merchants Insurance Services
Senior Vice President

First Merchants Reinsurance Co., LTD.

Michael L. Cox
Chairman
First Merchants Corporation
President
Chief Executive Officer

Mark K. Hardwick
Treasurer
First Merchants Corporation
Executive Vice President
Chief Financial Offcer

Indiana Title Insurance Company

Michael L. Cox
Chairman
First Merchants Corporation
President
Chief Executive Officer

James W. Smith
Co-President

James W. Trulock
Co-President

David W. Heeter
Mutual First Financial, Inc.
Chief Executive Officer

Jerome J. Gassen
Ameriana Bancorp
President
Chief Executive Officer

First Merchants Trust Company

Jon H. Moll
Chairman
DeFur Voran, LLP
Partner

Michael L. Cox
First Merchants Corporation
President
Chief Executive Officer

Michael C. Rechin
First Merchants Corporation
Executive Vice President
Chief Operating Officer

Mark K. Hardwick
First Merchants Corporation
Executive Vice President
Chief Financial Officer

Terri E. Matchett
First Merchants Trust Company
President
Chief Executive Officer

FINANCIAL REVIEW


FIVE-YEAR SUMMARY OF
SELECTED FINANCIAL DATA                                                        2

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                                  3

REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM                                             20

CONSOLIDATED
FINANCIAL STATEMENTS                                                          21

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                                                          25

ANNUAL MEETING, STOCK PRICE AND DIVIDEND INFORMATION                          55

COMMON STOCK LISTING                                                          56

FORM 10-K, FINANCIAL INFORMATION AND CODE OF ETHICS                           57

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA

(in thousands, except share data)                           2006             2005            2004           2003            2002
===================================================================================================================================
Operations (3)(5)
Net Interest Income
   Fully Taxable Equivalent (FTE) Basis ............     $  114,076      $  114,907      $  108,986      $  106,899      $   96,599
Less Tax Equivalent Adjustment .....................          3,981           3,778           3,597           3,757           3,676
                                                         ----------      ----------      ----------      ----------      ----------
Net Interest Income ................................        110,095         111,129         105,389         103,142          92,923
Provision for Loan Losses ..........................          6,258           8,354           5,705           9,477           7,174
                                                         ----------      ----------      ----------      ----------      ----------
Net Interest Income
   After Provision for Loan Losses .................        103,837         102,775          99,684          93,665          85,749
Total Other Income .................................         34,613          34,717          34,554          35,902          27,077
Total Other Expenses ...............................         96,057          93,957          91,642          91,279          71,009
                                                         ----------      ----------      ----------      ----------      ----------
   Income Before Income Tax Expense ................         42,393          43,535          42,596          38,288          41,817
Income Tax Expense .................................         12,195          13,296          13,185          10,717          13,981
                                                         ----------      ----------      ----------      ----------      ----------
Net Income .........................................     $   30,198      $   30,239      $   29,411      $   27,571      $   27,836
                                                         ==========      ==========      ==========      ==========      ==========
Per share data (1)(3)(5)
Basic Net Income ...................................     $     1.64      $     1.64      $     1.59      $     1.51      $     1.70
Diluted Net Income .................................           1.64            1.63            1.58            1.50            1.69
Cash Dividends Paid ................................            .92             .92             .92             .90             .86
December 31 Book Value .............................          17.75           17.02           16.93           16.42           15.24
December 31 Market Value (Bid Price) ...............          27.19           26.00           28.30           25.51           21.67

Average balances (3)(5)
Total Assets .......................................     $3,371,386      $3,179,464      $3,109,104      $2,960,195      $2,406,251
Total Loans (4) ....................................      2,569,847       2,434,134       2,369,017       2,281,614       1,842,429
Total Deposits .....................................      2,568,070       2,418,752       2,365,306       2,257,075       1,857,053
Securities Sold Under Repurchase Agreements
   (long-term portion) .............................            181          66,535
Total Federal Home Loan Bank Advances ..............        234,629         227,311         225,375         208,733         155,387
Total Subordinated Debentures, Revolving
   Credit Lines and Term Loans .....................         99,456         106,811          96,230          94,203          52,756
Total Stockholders' Equity .........................        319,519         315,525         310,004         293,603         237,575

Year-end balances (3)(5)
Total Assets .......................................     $3,554,870      $3,237,079      $3,191,668      $3,076,812      $2,678,687
Total Loans (4) ....................................      2,698,014       2,462,337       2,431,418       2,356,546       2,025,922
Total Deposits .....................................      2,750,538       2,382,576       2,408,150       2,362,101       2,036,688
Securities Sold Under Repurchase Agreements
   (long-term portion) .............................            320          23,632
Total Federal Home Loan Bank Advances ..............        242,408         247,865         223,663         212,779         184,677
Total Subordinated Debentures, Revolving
   Credit Lines and Term Loans .....................         83,956         103,956          97,206          97,782          72,488
Total Stockholders' Equity .........................        327,325         313,396         314,603         303,965         261,129

Financial ratios (3)(5)
Return on Average Assets ...........................            .90%            .95%            .95%            .93%           1.16%
Return on Average Stockholders' Equity .............           9.45            9.58            9.49            9.39           11.72
Average Earning Assets to Total Assets .............          91.15           90.93           90.28           89.99           91.38
Allowance for Loan Losses as % of Total Loans ......            .99            1.02             .93            1.08            1.11
Dividend Payout Ratio ..............................          56.10           56.44           58.23           60.00           50.89
Average Stockholders' Equity to Average Assets .....           9.48            9.92            9.97            9.92            9.87
Tax Equivalent Yield on Earning Assets (2) .........           6.92            6.26            5.72            5.98            6.83
Cost of Supporting Liabilities .....................           3.21            2.29            1.84            1.97            2.44
Net Interest Margin on Earning Assets ..............           3.71            3.97            3.88            4.01            4.39

(1)   Restated for all stock dividends and stock splits.

(2) Average earning assets include the average balance of securities classified as available for sale, computed based on the average of the historical amortized cost balances without the effects of the fair value adjustment.

(3) Business combinations that affect the comparability of the 2005, 2004 and 2003 information are discussed in Note 2 to the Consolidated Financial Statements.

(4)   Includes loans held for sale.

(5) On April 1, 2002, the Corporation acquired 100 percent of the outstanding stock of Lafayette Bancorporation, the holding company of Lafayette Bank and Trust Company, N.A. ("Lafayette"), which is located in Lafayette, Indiana. Lafayette is a national chartered bank with branches located in central Indiana. Lafayette Bancorporation was merged into the Corporation, and Lafayette maintained its bank charter as a subsidiary of First Merchants Corporation. The Corporation issued approximately 3,057,298 shares of its common stock at a cost of $21.30 per share and approximately $50,867,000 in cash to complete the transaction. As a result of the acquisition, the Corporation has an opportunity to increase its customer base and continue to increase its market share. The purchase had a recorded acquisition price of $115,978,000, including investments of $104,717,000; loans of $552,016,000; premises and equipment of $10,269,000; other assets of $64,074,000; deposits of $607,281,000; other liabilities of $81,762,000 and goodwill of $57,893,000. None of the goodwill is deductible for tax purposes. Additionally, core deposit intangibles totaling $16,052,000 were recognized and are being amortized over 10 years using the 150 percent declining balance method. The combination was accounted for under the purchase method of accounting. All assets and liabilities were recorded at their fair values as of April 1, 2002. The purchase accounting adjustments are being amortized over the life of the respective asset or liability. Lafayette's results of operations are included in the Corporation's consolidated results of operations beginning April 1, 2002.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

First Merchants Corporation ("Corporation") from time to time includes forward-looking statements in its oral and written communication. The Corporation may include forward-looking statements in filings with the Securities and Exchange Commission, such as Form 10-K and Form 10-Q, in other written materials and in oral statements made by senior management to analysts, investors, representatives of the media and others. The Corporation intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Corporation is including this statement for purposes of these safe harbor provisions. Forward-looking statements can often be identified by the use of words like "believe", "continue", "pattern", "estimate", "project", "intend", "anticipate", "expect" and similar expressions or future or conditional verbs such as "will", "would", "should", "could", "might", "can", "may" or similar expressions. These forward-looking statements include:

      o     statements of the Corporation's goals, intentions and expectations;

      o statements regarding the Corporation's business plan and growth strategies;

      o statements regarding the asset quality of the Corporation's loan and investment portfolios; and

      o     estimates of the Corporation's risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors which could affect the actual outcome of future events:

      o fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect the Corporation's net interest margin, asset valuations and expense expectations;

      o adverse changes in the economy, which might affect the Corporation's business prospects and could cause credit-related losses and expenses;

      o adverse developments in the Corporation's loan and investment portfolios;

      o competitive factors in the banking industry, such as the trend towards consolidation in the Corporation's market;

      o changes in the banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks like the Corporation's affiliate banks;

      o acquisitions of other businesses by the Corporation and integration of such acquired businesses;

      o changes in market, economic, operational, liquidity, credit and interest rate risks associated with the Corporation's business; and

      o the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.

Because of these and other uncertainties, the Corporation's actual future results may be materially different from the results indicated by these forward-looking statements. In addition, the Corporation's past results of operations do not necessarily indicate its future results.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

Generally accepted accounting principles require management to apply significant judgment to certain accounting, reporting and disclosure matters. Management must use assumptions and estimates to apply those principles where actual measurement is not possible or practical. For a complete discussion of the Corporation's significant accounting policies, see the notes to the consolidated financial statements and discussion throughout this Annual Report. Below is a discussion of the Corporation's critical accounting policies. These policies are critical because they are highly dependent upon subjective or complex judgments, assumptions and estimates. Changes in such estimates may have a significant impact on the Corporation's financial statements. Management has reviewed the application of these policies with the Corporation's Audit Committee.

Allowance for Loan Losses. The allowance for loan losses represents management's estimate of probable losses inherent in the Corporation's loan portfolio. In determining the appropriate amount of the allowance for loan losses, management makes numerous assumptions, estimates and assessments.

The Corporation's strategy for credit risk management includes conservative credit policies and underwriting criteria for all loans, as well as an overall credit limit for each customer significantly below legal lending limits. The strategy also emphasizes diversification on a geographic, industry and customer level, regular credit quality reviews and management reviews of large credit exposures and loans experiencing deterioration of credit quality.

The Corporation's allowance consists of three components: probable losses estimated from individual reviews of specific loans, probable losses estimated from historical loss rates, and probable losses resulting from economic, environmental, qualitative or other deterioration above and beyond what is reflected in the first two components of the allowance.

Larger commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, reserves are allocated to individual loans based on management's estimate of the borrower's ability to repay the loan given the availability of collateral, other sources of cash flow and legal options available to the Corporation. Included in the review of individual loans are those that are impaired as provided in SFAS No. 114, Accounting by Creditors for Impairment of a Loan. Any allowances for impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of the underlying collateral. The Corporation evaluates the collectibility of both principal and interest when assessing the need for a loss accrual. Historical loss rates are applied to other commercial loans not subject to specific reserve allocations.

Homogenous loans, such as consumer installment and residential mortgage loans are not individually risk graded. Reserves are established for each pool of loans using loss rates based on a three year average net charge-off history by loan category.

Historical loss allocations for commercial and consumer loans may be adjusted for significant factors that, in management's judgment, reflect the impact of any current conditions on loss recognition. Factors which management considers in the analysis include the effects of the national and local economies, trends in loan growth and charge-off rates, changes in mix, concentrations of loans in specific industries,

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES continued

asset quality trends (delinquencies, charge-offs and nonaccrual loans), risk management and loan administration, changes in the internal lending policies and credit standards, examination results from bank regulatory agencies and the Corporation's internal loan review.

An unallocated reserve, primarily based on the factors noted above, is maintained to recognize the imprecision in estimating and measuring loss when evaluating reserves for individual loans or pools of loans. Allowances on individual loans and historical loss allocations are reviewed quarterly and adjusted as necessary based on changing borrower and/or collateral conditions.

The Corporation's primary market areas for lending are north-central and east-central Indiana and Columbus, Ohio. When evaluating the adequacy of allowance, consideration is given to this regional geographic concentration and the closely associated effect changing economic conditions have on the Corporation's customers.

The Corporation has not substantively changed any aspect of its overall approach in the determination of the allowance for loan losses. There have been no material changes in assumptions or estimation techniques as compared to prior periods that impacted the determination of the current period allowance.

Valuation of Securities. The Corporation's available-for-sale security portfolio is reported at fair value. The fair value of a security is determined based on quoted market prices. If quoted market prices are not available, fair value is determined based on quoted prices of similar instruments. Available-for-sale and held-to-maturity securities are reviewed quarterly for possible other-than-temporary impairment. The review includes an analysis of the facts and circumstances of each individual investment such as the length of time the fair value has been below cost, the expectation for that security's performance, the credit worthiness of the issuer and the Corporation's ability to hold the security to maturity. A decline in value that is considered to be other-than temporary is recorded as a loss within other operating income in the consolidated statements of income.

Pension. The Corporation provides pension benefits to its employees. In accordance with applicable accounting rules, the Corporation does not consolidate the assets and liabilities associated with the pension plan. Instead, the Corporation recognizes a prepaid asset for contributions the Corporation has made to the pension plan in excess of pension expense. The measurement of the prepaid asset and the annual pension expense involves actuarial and economic assumptions.

The assumptions used in pension accounting relate to the expected rate of return on plan assets, the rate of increase in salaries, the interest-crediting rate, the discount rate, and other assumptions. See Note 16 "Employee Benefit Plans" in the Annual Report for the specific assumptions used by the Corporation.

The annual pension expense for the Corporation is currently most sensitive to the discount rate. Each 25 basis point reduction in the 2007 discount rate of
5.5 percent would increase the Corporation's 2007 pension expense by approximately $95,000. In addition, each 25 basis point reduction in the 2007 expected rate of return of 7.75 percent would increase the Corporation's 2007 pension expense by approximately $101,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES continued

Goodwill and Intangibles. For purchase acquisitions, the Corporation is required to record the assets acquired, including identified intangible assets, and the liabilities assumed at their fair value, which in many instances involves estimates based on third party valuations, such as appraisals, or internal valuations based on discounted cash flow analyses or other valuation techniques that may include estimates of attrition, inflation, asset growth rates or other relevant factors. In addition, the determination of the useful lives for which an intangible asset will be amortized is subjective.

Goodwill and indefinite-lived assets recorded must be reviewed for impairment on an annual basis, as well as on an interim basis if events or changes indicate that the asset might be impaired. An impairment loss must be recognized for any excess of carrying value over fair value of the goodwill or the indefinite-lived intangible with subsequent reversal of the impairment loss being prohibited. The tests for impairment fair values are based on internal valuations using management's assumptions of future growth rates, future attrition, discount rates, multiples of earnings or other relevant factors. The resulting estimated fair values could have a significant impact on the carrying values of goodwill or intangibles and could result in impairment losses being recorded in future periods.

BUSINESS SUMMARY

The Corporation is a diversified financial holding company headquartered in Muncie, Indiana. Since its organization in 1982, the Corporation has grown to include eight affiliate banks with over 65 locations in 17 Indiana and 3 Ohio counties. In addition to its branch network, the Corporation's delivery channels include ATMs, check cards, interactive voice response systems and internet technology.

The Corporation's business activities are currently limited to one significant business segment, which is community banking. The Corporation's financial service affiliates include eight nationally chartered banks: First Merchants Bank, N.A., The Madison Community Bank, N.A., United Communities National Bank, First National Bank, Decatur Bank and Trust Company, N.A., Frances Slocum Bank & Trust Company, N.A., Lafayette Bank and Trust Company, N.A. and Commerce National Bank. The banks provide commercial and retail banking services. In addition, the Corporation's trust company, multi-line insurance company and title company provide trust asset management services, retail and commercial insurance agency services and title services, respectively.

Management believes that its vision, mission, culture statement and core values produce profitable growth for stockholders. Management believes it is important to maintain a well controlled environment as we continue to grow our businesses. Credit policies are maintained and continue to produce sound asset quality. Interest rate and market risks inherent in our asset and liability balances are managed within prudent ranges, while ensuring adequate liquidity and funding.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

As of December 31, 2006 total assets equaled $3,554,870,000, an increase of $317,791,000 from December 31, 2005. Of this amount, loans increased $235,677,000, investments increased $30,951,000, intangibles, including goodwill, decreased $195,000 and cash value of life insurance increased by $20,634,000. Details of these changes are discussed within the "EARNING ASSETS" section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

As of December 31, 2005 total assets equaled $3,237,079,000, an increase of $45,411,000 from December 31, 2004. Of this amount, loans increased $30,919,000, investments increased $12,731,000, intangibles, including goodwill, decreased $2,451,000 and cash value of life insurance increased by $1,518,000. Details of these changes are discussed within the "EARNING ASSETS" section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Net income for 2006 totaled $30,198,000, a decrease of $41,000 or .1 percent from 2005. Diluted earnings per share totaled $1.64, a .6 percent increase from $1.63 reported in 2005. The increase was primarily attributed to increases in earning assets. This volume increase was offset by a decrease in net interest margin of 26 basis points. These factors and others are discussed within the respective sections of Management's Discussion and Analysis of Financial condition and Results of Operations.

Net income for 2005 totaled $30,239,000, an increase of $828,000 or 2.8 percent from 2004. Diluted earnings per share totaled $1.63, a 3.2 percent increase from $1.58 reported for 2004. The increase was primarily attributable to an improved net interest margin of 9 basis points as compared to 2004. However, the improvement to net interest margin and its impact to net income was partially mitigated by a $1,630,000 pension curtailment loss recorded during the year. These factors and others are discussed within the respective sections of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Return on equity totaled 9.45 percent in 2006, 9.58 percent in 2005, and 9.49 percent in 2004. Return on assets totaled .90 percent in 2006 and .95 percent in 2005 and 2004. Multiple factors impacting the reported financial results are discussed within the respective sections of Management's Discussion and Analysis of Financial Condition and Results of Operations.

CAPITAL

The Corporation's regulatory capital continues to exceed regulatory "well capitalized" standards. Tier I regulatory capital consists primarily of total stockholders' equity and subordinated debentures issued to business trusts categorized as qualifying borrowings, less non-qualifying intangible assets and unrealized net securities gains or losses. The Corporation's Tier I capital to average assets ratio was 7.37 percent and 7.70 percent at December 31, 2006 and 2005, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL continued

In addition, at December 31, 2006, the Corporation had a Tier I risk-based capital ratio of 9.18 percent and total risk-based capital ratio of 11.09 percent. Regulatory capital guidelines require a Tier I risk-based capital ratio of 4.0 percent and a total risk-based capital ratio of 8.0 percent.

The Corporation's GAAP capital ratio, defined as total stockholders' equity to total assets, equaled 9.21 percent as of December 31, 2006, down from 9.68 percent in 2005. When the Corporation acquires other companies for stock, GAAP capital increases by the entire amount of the purchase price.

The Corporation's tangible capital ratio, defined as total stockholders' equity less intangibles net of tax to total assets less intangibles net of tax, equaled
5.67 percent as of December 31, 2006 down from 5.82 percent in 2005.

Management believes that all of the above capital ratios are meaningful measurements for evaluating the safety and soundness of the Corporation. Additionally, management believes the following table is also meaningful when considering performance measures of the Corporation. The table details and reconciles tangible earnings per share, return on tangible capital and tangible assets to traditional GAAP measures.

                                                         December 31,
(Dollars in Thousands)                                2006             2005
==============================================================================
Average Goodwill ...........................     $   121,831       $   120,867
Average Core Deposit Intangible (CDI) ......          16,103            19,087
Average Deferred Tax on CDI ................          (4,994)           (7,141)
                                                 -----------       -----------
 Intangible Adjustment .....................     $   132,940       $   132,813
                                                 ===========       ===========

Average Stockholders' Equity (GAAP Capital)      $   319,519       $   315,907
Intangible Adjustment ......................        (132,940)         (132,813)
                                                 -----------       -----------
 Average Tangible Capital ..................     $   186,579       $   183,094
                                                 ===========       ===========

Average Assets .............................     $ 3,371,386       $ 3,195,784
Intangible Adjustment ......................        (132,940)         (132,813)
                                                 -----------       -----------
 Average Tangible Assets ...................     $ 3,328,446       $ 3,062,971
                                                 ===========       ===========

Net Income .................................     $    30,198       $    30,239
CDI Amortization, net of tax ...............           1,920             1,952
                                                 -----------       -----------
 Tangible Net Income .......................     $    32,118       $    32,191
                                                 ===========       ===========

Diluted Earnings per Share .................     $      1.64       $      1.63
Diluted Tangible Earnings per Share ........     $      1.75       $      1.73

Return on Average GAAP Capital .............            9.45%             9.58%
Return on Average Tangible Capital .........           17.21%            17.58%

Return on Average Assets ...................            0.90%             0.95%
Return on Average Tangible Assets ..........            0.99%             1.05%

ASSET QUALITY/PROVISION FOR LOAN LOSSES

The Corporation's primary business focus is small business and middle market commercial and residential real estate, auto and small consumer lending, which results in portfolio diversification. Management ensures that appropriate methods to understand and underwrite risk are utilized. Commercial loans are individually underwritten and judgmentally risk rated. They are periodically monitored and prompt

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ASSET QUALITY/PROVISION FOR LOAN LOSSES continued

corrective actions are taken on deteriorating loans. Retail loans are typically underwritten with statistical decision-making tools and are managed throughout their life cycle on a portfolio basis.

The allowance for loan losses is maintained through the provision for loan losses, which is a charge against earnings. The amount provided for loan losses and the determination of the adequacy of the allowance are based on a continuous review of the loan portfolio, including an internally administered loan "watch" list and an independent loan review. The evaluation takes into consideration identified credit problems, as well as the possibility of losses inherent in the loan portfolio that are not specifically identified. (See Critical Accounting Policies)

At December 31, 2006, non-performing loans totaled $20,880,000, an increase of $6,575,000, as noted in the following table. Loans 90 days past due other than non-accrual and restructured loans decreased by $1,321,000. The amount of non-accrual loans totaled $17,926,000 at December 31, 2006. Non-performing loans will increase or decrease going forward due to portfolio growth, routine problem loan recognition and resolution through collections, sales or charge-offs. The performance of any loan can be affected by external factors, such as economic conditions, or factors particular to a borrower, such as actions of a borrower's management.

At December 31, 2006, impaired loans totaled $60,320,000, an increase of $7,940,000 from year end 2005. At December 31, 2006, a specific allowance for losses was not deemed necessary for impaired loans totaling $43,029,000, but a specific allowance of $4,130,000 was recorded for the remaining balance of impaired loans of $17,291,000 and is included in the Corporation's allowance for loan losses. The average balance of impaired loans for 2006 was $66,139,000. The increase of total impaired loans is primarily due to the increase of performing, substandard classified loans, which comprise a portion of the Corporation's total impaired loans. A loan is deemed impaired when, based on current information or events, it is probable that all amounts due of principal and interest according to the contractual terms of the loan agreement will not be collected. For the Corporation, all performing, substandard classified loans are included in the impaired loan total.

At December 31, 2006, the allowance for loan losses was $26,540,000, an increase of $1,352,000 from year end 2005. As a percent of loans, the allowance was .99 percent at December 31, 2006 and 1.02 percent at December 31, 2005. Management believes that the allowance for loan losses is adequate to cover losses inherent in the loan portfolio at December 31, 2006. The process for determining the adequacy of the allowance for loan losses is critical to our financial results. It requires management to make difficult, subjective and complex judgments, as a result of the need to make estimates about the effect of matters that are uncertain. Therefore, the allowance for loan losses, considering current factors at the time, including economic conditions and ongoing internal and external examination processes, will increase or decrease as deemed necessary to ensure the allowance for loan losses remains adequate. In addition, the allowance as a percentage of charge-offs and nonperforming loans will change at different points in time based on credit performance, loan mix and collateral values.

The provision for loan losses in 2006 was $6,258,000, or 24 basis points, a decrease of $2,096,000 from $8,354,000, or 34 basis points, in 2005, reflecting the decline of 4 basis points in net charge offs during the year.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ASSET QUALITY/PROVISION FOR LOAN LOSSES continued

The provision for loan losses in 2005 was $8,354,000, an increase of $2,649,000 from $5,705,000 in 2004. The Corporation's provision for loan losses increased primarily due to an increase in the five-year rolling historical loan charge-off ratio utilized within the Corporation's allowance for loan losses calculation.

The following table summarizes the non-accrual, contractually past due 90 days or more other than non-accruing and restructured loans for the Corporation.

(Dollars in Thousands)                                        December 31,
                                                         2006              2005
================================================================================

Non-accrual loans ..........................           $17,926           $10,030

Loans contractually
  past due 90 days or more
  other than non-accruing ..................             2,870             3,965

Restructured loans .........................                84               310
                                                       -------           -------

  Total ....................................           $20,880           $14,305
                                                       =======           =======

The table below represents loan loss experience for the years indicated.

(Dollars in Thousands)                                         2006          2005       2004
==============================================================================================
Allowance for loan losses:
  Balance at January 1 ...................................    $25,188      $22,548     $25,493
                                                              -------      -------     -------
  Chargeoffs .............................................      6,510        7,744      10,901
  Recoveries .............................................      1,604        2,030       2,251
                                                              -------      -------     -------
  Net chargeoffs .........................................      4,906        5,714       8,650
  Provision for loan losses ..............................      6,258        8,354       5,705
                                                              -------      -------     -------
  Balance at December 31 .................................    $26,540      $25,188     $22,548
                                                              =======      =======     =======
  Ratio of net chargeoffs during the period to
   average loans outstanding during the period ...........        .19%         .23%        .37%

LIQUIDITY

Liquidity management is the process by which the Corporation ensures that adequate liquid funds are available for the Corporation and its subsidiaries. These funds are necessary in order for the Corporation and its subsidiaries to meet financial commitments on a timely basis. These commitments include withdrawals by depositors, funding credit obligations to borrowers, paying dividends to shareholders, paying operating expenses, funding capital expenditures, and maintaining deposit reserve requirements. Liquidity is monitored and closely managed by the asset/liability committees at each subsidiary and by the Corporation's asset/liability committee.

The liquidity of the Corporation is dependent upon the receipt of dividends from its bank subsidiaries, which are subject to certain regulatory limitations as explained in Note 14 to the consolidated financial statements, and access to other funding sources. Liquidity of the Corporation's bank subsidiaries is derived primarily from core deposit growth, principal payments received on loans, the sale and maturity of investment securities, net cash provided by operating activities, and access to other funding sources.

The most stable source, of liability-funded liquidity for both the long-term and short-term, is deposit growth and retention in the core deposit base. In addition, the Corporation utilizes advances from the Federal Home Loan Bank ("FHLB") and a revolving line of credit with LaSalle Bank, N.A. ("LaSalle") as funding sources. At

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY continued

December 31, 2006, total borrowings from the FHLB were $242,408,000, and the outstanding balance of the LaSalle revolving line of credit totaled $10,500,000. The Corporation's bank subsidiaries have pledged certain mortgage loans and certain investments to the FHLB. The total available remaining borrowing capacities from FHLB and LaSalle at December 31, 2006, were $93,607,000 and $9,500,000, respectively.

The principal source of asset-funded liquidity is investment securities classified as available-for-sale, the market values of which totaled $455,933,000 at December 31, 2006. Securities classified as held-to-maturity that are maturing within a short period of time can also be a source of liquidity. Securities classified as held-to-maturity and that are maturing in one year or less totaled $125,000 at December 31, 2006. In addition, other types of assets-such as cash and due from banks, federal funds sold and securities purchased under agreements to resell, and loans and interest-bearing deposits with other banks maturing within one year-are sources of liquidity.

In the normal course of business, the Corporation is a party to a number of other off-balance sheet activities that contain credit, market and operational risk that are not reflected in whole or in part in the Corporation's consolidated financial statements. Such activities include: traditional off-balance sheet credit-related financial instruments, commitments under operating leases and long-term debt.

The Corporation provides customers with off-balance sheet credit support through loan commitments and standby letters of credit. Summarized credit-related financial instruments at December 31, 2006 are as follows:

                                                             At December 31,
(Dollars in Thousands)                                             2006
================================================================================

Amounts of commitments:
Loan commitments to extend credit ..........................     $681,462
Standby letters of credit ..................................       23,286
                                                                 --------
                                                                 $704,748
                                                                 ========

Since many of the commitments are expected to expire unused or be only partially used, the total amount of unused commitments in the preceding table does not necessarily represent future cash requirements.

In addition to owned banking facilities, the Corporation has entered into a number of long-term leasing arrangements to support the ongoing activities of the Corporation. The required payments under such commitments and other borrowing arrangements at December 31, 2006 are as follows:

                                                                                                        after
(Dollars in Thousands)                  2007         2008         2009         2010         2011         2011         Total
=============================================================================================================================
Operating leases                     $  1,983      $ 1,571      $ 1,255      $ 1,113      $   936      $    752      $  7,610
Federal funds purchased                56,150                                                                          56,150
Securities sold under
 repurchase agreements                 42,750                                                                          42,750
Federal Home Loan Bank advances        59,495       32,121       23,365       35,132       18,953        73,342       242,408
Subordinated debentures,
 revolving credit lines and
 term loans                            10,500                                                            88,956        99,456
                                     --------      -------      -------      -------      -------      --------      --------
Total                                $170,878      $33,692      $24,620      $36,245      $19,889      $163,050      $448,374
                                     ========      =======      =======      =======      =======      ========      ========

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY continued

The Corporation has various purchase obligations for new facilities or improvements to existing facilities. At December 31, 2006, the Corporation's purchase obligations outstanding totaled $3,376,000.

INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK

Asset/Liability Management has been an important factor in the Corporation's ability to record consistent earnings growth through periods of interest rate volatility and product deregulation. Management and the Board of Directors monitor the Corporation's liquidity and interest sensitivity positions at regular meetings to review how changes in interest rates may affect earnings. Decisions regarding investment and the pricing of loan and deposit products are made after analysis of reports designed to measure liquidity, rate sensitivity, the Corporation's exposure to changes in net interest income given various rate scenarios and the economic and competitive environments.

It is the objective of the Corporation to monitor and manage risk exposure to net interest income caused by changes in interest rates. It is the goal of the Corporation's Asset/Liability function to provide optimum and stable net interest income. To accomplish this, management uses two asset liability tools. GAP/Interest Rate Sensitivity Reports and Net Interest Income Simulation Modeling are both constructed, presented and monitored quarterly.

Management believes that the Corporation's liquidity and interest sensitivity position at December 31, 2006, remained adequate to meet the Corporation's primary goal of achieving optimum interest margins while avoiding undue interest rate risk. The following table presents the Corporation's interest rate sensitivity analysis as of December 31, 2006.

(Dollars in Thousands)                                                               At December 31, 2006
---------------------------------------------------------------------------------------------------------------------------------
                                                           1-180 DAYS    181-365 DAYS     1-5 YEARS   BEYOND 5 YEARS      TOTAL
=================================================================================================================================
Rate-Sensitive Assets:
  Interest-bearing deposits ..........................     $    11,284                                                  $  11,284
  Investment securities ..............................          43,360    $  32,304       $  308,330      $ 81,223        465,217
  Loans ..............................................       1,280,654      372,506          937,464       107,390      2,698,014
  Federal Reserve and Federal Home Loan Bank stock ...                                        23,691                       23,691
                                                           -----------    ---------       ----------      --------      ---------
    Total rate-sensitive assets ......................       1,335,298      404,810        1,269,485       188,613      3,198,206
                                                           -----------    ---------       ----------      --------      ---------
Rate-Sensitive Liabilities:
  Federal funds purchased ............................          56,150                                                     56,150
  Interest-bearing deposits ..........................       1,670,452      392,587          315,393        10,048      2,388,480
  Securities sold under repurchase agreements ........          42,750                                                     42,750
  Federal Home Loan Bank advances ....................          37,000       22,495          109,423        73,490        242,408
  Subordinated debentures, revolving credit
   lines and term loans ..............................          10,500                                      88,956         99,456
                                                           -----------    ---------       ----------      --------      ---------
    Total rate-sensitive liabilities .................       1,816,852      415,082          424,816       172,494      2,829,244
                                                           -----------    ---------       ----------      --------      ---------

Interest rate sensitivity gap by period ..............     $  (481,554)   $ (10,272)      $  844,669      $ 16,119
Cumulative rate sensitivity gap ......................        (481,554)    (491,826)         352,843       368,962
Cumulative rate sensitivity gap ratio
  at December 31, 2006 ...............................            73.5%        78.0%           113.3%        113.0%
  at December 31, 2005 ...............................            71.7%        81.5%           111.9%        113.7%

The Corporation had a cumulative negative gap of $491,826,000 in the one-year horizon at December 31, 2006, just over 13.8 percent of total assets.

The Corporation places its greatest credence in net interest income simulation modeling. The above GAP/Interest Rate Sensitivity Report is believed by the Corporation's management to have two major shortfalls. The GAP/Interest Rate Sensitivity Report fails to precisely gauge how often an interest rate sensitive

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK continued

product reprices, nor is it able to measure the magnitude of potential future rate movements.

Net interest income simulation modeling, or earnings-at-risk, measures the sensitivity of net interest income to various interest rate movements. The Corporation's asset liability process monitors simulated net interest income under three separate interest rate scenarios; base, rising and falling. Estimated net interest income for each scenario is calculated over a 12-month horizon. The immediate and parallel changes to the base case scenario used in the model are presented below. The interest rate scenarios are used for analytical purposes and do not necessarily represent management's view of future market movements. Rather, these are intended to provide a measure of the degree of volatility interest rate movements may introduce into the earnings of the Corporation.

The base scenario is highly dependent on numerous assumptions embedded in the model, including assumptions related to future interest rates. While the base sensitivity analysis incorporates management's best estimate of interest rate and balance sheet dynamics under various market rate movements, the actual behavior and resulting earnings impact will likely differ from that projected. For mortgage-related assets, the base simulation model captures the expected prepayment behavior under changing interest rate environments. Assumptions and methodologies regarding the interest rate or balance behavior of indeterminate maturity products, e.g., savings, money market, NOW and demand deposits reflect management's best estimate of expected future behavior.

The comparative rising and falling scenarios for the period ended December 31, 2006 assume further interest rate changes in addition to the base simulation discussed above. These changes are immediate and parallel changes to the base case scenario. In addition, total rate movements (beginning point minus ending point) to each of the various driver rates utilized by management in the base simulation for the period ended December 31, 2007 are as follows:

Driver Rates           RISING            FALLING
=================================================================
Prime                  200 Basis Points  (200) Basis Points
Federal Funds          200               (200)
One-Year CMT           200               (200)
Two-Year CMT           200               (200)
CD's                   200               (191)
FHLB Advances          200               (200)

Results for the base, rising and falling interest rate scenarios are listed below based upon the Corporation's rate sensitive assets and liabilities at November 30, 2006. The net interest income shown represents cumulative net interest income over a 12-month time horizon. Balance sheet assumptions used for the base scenario are the same for the rising and falling simulations.

                                                 BASE     RISING      FALLING
================================================================================
Net Interest Income (Dollars in Thousands)    $109,090   $108,036     $108,429

Variance from base                                       $ (1,054)    $   (631)

Percent of change from base                                  (.96)%       (.58)%

The comparative rising and falling scenarios for the period ending December 31, 2006 assume further interest rate changes in addition to the base simulation discussed

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK continued

above. These changes are immediate and parallel changes to the base case scenario. In addition, total rate movements (beginning point minus ending point) to each of the various driver rates utilized by management in the base simulation for the period ended December 31, 2006 are as follows:

Driver Rates       RISING               FALLING
=============================================================
Prime              200 Basis Points     (200) Basis Points
Federal Funds      200                  (200)
One-Year CMT       200                  (200)
Two-Year CMT       200                  (200)
Three-Year CMT     200                  (200)
Five-Year CMT      200                  (200)
CD's               200                   (89)
FHLB Advances      200                  (200)

Results for the base, rising and falling interest rate scenarios are listed below. The net interest income shown represents cumulative net interest income over a 12-month time horizon. Balance sheet assumptions used for the base scenario are the same for the rising and falling simulations.

                                                BASE       RISING      FALLING
================================================================================
Net Interest Income (Dollars in Thousands)    $111,989    $114,930    $109,220

Variance from base                                        $  2,941    $ (2,769)

Percent of change from base                                   2.63%      (2.47)%

EARNING ASSETS

The following table presents the earning asset mix as of December 31, 2006, and December 31, 2005. Earnings assets increased by $269,655,000. Loans increased by $235,677,000 and investment securities increased by $30,951,000 during 2006. The largest loan segments that increased were in commercial and farmland real estate of $126,564,000 and commercial and industrial loans of $76,203,000.

Earning Assets
(Dollars in Thousands)                                                 December 31,
==========================================================================================
                                                                   2006             2005
                                                                ----------      ----------
    Interest-bearing time deposits ..........................   $   11,284      $    8,748
    Investment securities available for sale ................      455,933         422,627
    Investment securities held to maturity ..................        9,284          11,639
    Mortgage loans held for sale ............................        5,413           4,910
    Loans ...................................................    2,692,601       2,457,427
    Federal Reserve and Federal Home Loan Bank stock ........       23,691          23,200
                                                                ----------      ----------
      Total .................................................   $3,198,206      $2,928,551
                                                                ==========      ==========

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DEPOSITS AND BORROWINGS

The table below reflects the level of deposits and borrowed funds (federal funds purchased; repurchase agreements; Federal Home Loan Bank advances; subordinated debentures, revolving credit lines and term loans) based on year-end levels at December 31, 2006 and 2005.

(Dollars in Thousands)                                        December 31,
                                                          2006            2005
                                                       ----------     ----------
Deposits .........................................     $2,750,538     $2,382,576
Federal funds purchased ..........................         56,150         50,000
Securities sold under repurchase agreements ......         42,750        106,415
Federal Home Loan Bank advances ..................        242,408        247,865
Subordinated debentures, revolving credit lines
  and term loans .................................         99,456        103,956
                                                       ----------     ----------
                                                       $3,191,302     $2,890,812
                                                       ==========     ==========

The Corporation has continued to leverage its capital position with Federal Home Loan Bank advances, as well as repurchase agreements which are pledged against acquired investment securities as collateral for the borrowings. The interest rate risk is included as part of the Corporation's interest simulation discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations under the headings "LIQUIDITY" and "INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK".

NET INTEREST INCOME

Net interest income is the primary source of the Corporation's earnings. It is a function of net interest margin and the level of average earning assets. The following table presents the Corporation's asset yields, interest expense, and net interest income as a percent of average earning assets for the three-year period ending in 2006.

In 2006, asset yields increased 66 basis points (FTE) and interest cost increased 92 basis points, resulting in a 26 basis point (FTE) decrease in net interest margin as compared to 2005. The increase in interest income and interest expense was primarily a result of four 25 basis point overnight federal funds rate increases by the Federal Open Market Committee during this period. During the period, interest rate compression produced a negative rate variance of $8,021,000, while growth in earning assets produced a positive volume variance of $6,987,000, resulting in a decline of $1,034,000 in net interest income.

In 2005, asset yields increased 54 basis points (FTE) and interest cost increased 45 basis points, resulting in a 9 basis point (FTE) increase in net interest income as compared to 2004. The improvement in margin was primarily a result of eight 25 basis point overnight federal funds rate increases by the Federal Open Market Committee during this period. As a result, the Corporation's prime lending rates increased accordingly, while offsetting deposit rate increases were less significant.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NET INTEREST INCOME continued

(Dollars in Thousands)                                                 December 31,
                                                            2006           2005             2004
                                                            ----           ----             ----
Net Interest Income .................................    $  110,095     $  111,129      $  105,389

FTE Adjustment ......................................    $    3,981     $    3,778      $    3,597

Net Interest Income
 On a Fully Taxable Equivalent Basis ................    $  114,076     $  114,907      $  108,986

Average Earning Assets ..............................    $3,072,898     $2,891,121      $2,806,776

Interest Income (FTE) as a Percent
 of Average Earning Assets ..........................          6.92%          6.26%           5.72%

Interest Expense as a Percent
 of Average Earning Assets ..........................          3.21%          2.29%           1.84%

Net Interest Income (FTE) as a Percent
 of Average Earning Assets ..........................          3.71%          3.97%           3.88%

Average earning assets include the average balance of securities classified as available for sale, computed based on the average of the historical amortized cost balances without the effects of the fair value adjustment. In addition, annualized amounts are computed utilizing a 30/360 day basis.

OTHER INCOME

The Corporation offers a wide range of fee-based services. Fee schedules are regularly reviewed by a pricing committee to ensure that the products and services offered by the Corporation are priced to be competitive and profitable.

Other income in 2006 amounted to $34,613,000, a .3 percent decrease from 2005. The change in other income from 2006 to 2005 was minor and primarily attributable to fluctuations within the following other income items:

            1. Fees on debit cards and ATMs increased by approximately $297,000 as compared to the same period in 2005. This was primarily a result of increase card usage by customers.

            2. Earnings on cash surrender value of life insurance increased approximately $619,000 compared to the same period in 2005 due to a purchase of $18,000,000 of new life insurance policies in 2006.

            3. Net gains and fees on sales of mortgage loans decreased by $731,000 from the same period in 2005 due to stabilizing mortgage interest rates resulting in reduced mortgage originations.

            4. A cash payment was received in 2005 of approximately $232,000, related to our membership in a credit card network that was merged with another card network. No such payment was received during 2006.

Other income in 2005 amounted to $34,717,000, a .5 percent increase from 2004. The change in other income from 2005 to 2004 was minor and primarily attributable to fluctuations within the following other income items:

      1. Insurance commissions increased by $733,000, due to the receipt of increased profit sharing payments from insurance underwriters, as compared to the same period in 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OTHER INCOME continued

      2. Fees on debit cards and ATMs increased by approximately $899,000 as compared to the same period in 2004. This was primarily a result of increased card usage by customers.

      3. Net gains and fees on sales of mortgage loans decreased by $727,000 from the same period in 2004, as stabilizing mortgage interest rates caused reduced volumes of mortgage refinancing.

      4. In 2005, sales of available for sale securities resulted in a net loss of $2,000; however, in 2004, sales of available for sale securities resulted in net gains totaling $1,188,000.

OTHER EXPENSES

Other expenses represent non-interest operating expenses of the Corporation. Other expenses amounted to $96,057,000 in 2006, an increase of 2.2 percent from the prior year. Salaries and benefit expense grew $2,100,000 or 3.9 percent due to staff additions and normal salary increases. Approximately $833,000 of the increase is due to share-based compensation expense recorded in 2006.

Other expenses amounted to $93,957,000 in 2005, an increase of 2.5 percent from the prior year, or $2,315,000. A pension accounting loss, totaling approximately $1,630,000, was recorded during the first quarter of 2005 and accounts for most of the increase. The loss resulted from the curtailment of the accumulation of defined benefits in the Corporation's defined benefit plan.

INCOME TAXES

Income tax expense totaled $12,195,000 for 2006, which is a decrease of $1,101,000 from 2005. The effective tax rates for the periods ending December 31, 2006, 2005 and 2004 were 28.8 percent, 30.5 percent and 31.0 percent, respectively. The effective tax rate has remained lower than the federal statutory income tax rate of 34 percent, primarily due to the Corporation's tax-exempt investment income on securities and loans, income tax credits generated from investments in affordable housing projects, income generated by subsidiaries domiciled in a state with no state or local income tax, increases in tax exempt earnings from bank-owned life insurance contracts and reduced state taxes, resulting from the effect of state income apportionment.

INFLATION

Changing prices of goods, services and capital affect the financial position of every business enterprise. The level of market interest rates and the price of funds loaned or borrowed fluctuate due to changes in the rate of inflation and various other factors, including government monetary policy.

Fluctuating interest rates affect the Corporation's net interest income, loan volume and other operating expenses, such as employee salaries and benefits, reflecting the

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INFLATION continued

effects of escalating prices, as well as increased levels of operations and other factors. As the inflation rate increases, the purchasing power of the dollar decreases. Those holding fixed-rate monetary assets incur a loss, while those holding fixed-rate monetary liabilities enjoy a gain. The nature of a financial holding company's operations is such that there will generally be an excess of monetary assets over monetary liabilities, and, thus, a financial holding company will tend to suffer from an increase in the rate of inflation and benefit from a decrease.

OTHER

The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the commission, including the Corporation, and that address is (http://www.sec.gov).

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PERFORMANCE GRAPH

The following graph compares the cumulative 5-year total return to shareholders on First Merchants Corporation's common stock relative to the cumulative total returns of the Russell 2000 index and the Russell 2000 Financial Services index. The graph assumes that the value of the investment in the Corporation's common stock and in each of the indexes (including reinvestment of dividends) was $100 on 12/31/2001 and tracks it through 12/31/2006.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            Among First Merchants Corporation, The Russell 2000 Index
                 And The Russell 2000 Financial Services Index

                              [LINE GRAPH OMITTED]

* $100 invested on 12/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

--------------------------------------------------------------------------------------------------------
                                       12/01       12/02      12/03       12/04       12/05       12/06
--------------------------------------------------------------------------------------------------------
First Merchants Corporation           100.00      103.36     126.01      144.97      137.95      149.63
Russell 2000                          100.00       79.52     117.09      138.55      144.86      171.47
Russell 2000 Financial Services       100.00      102.11     142.42      172.97      176.99      211.93

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee, Board of Directors and Stockholders
First Merchants Corporation
Muncie, Indiana

We have audited the accompanying consolidated balance sheets of First Merchants Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Merchants Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of First Merchants Corporation's internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 6, 2007 expressed unqualified opinions on management's assessment and on the effectiveness of the Corporation's internal control over financial reporting.

BKD, LLP

Indianapolis, Indiana
February 6, 2007

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

(in thousands, except share data)                                                           December 31,
==================================================================================================================
                                                                                        2006               2005
Assets
  Cash and due from banks ....................................................      $    89,957        $    70,417
  Interest-bearing time deposits .............................................           11,284              8,748
  Investment securities
   Available for sale ........................................................          455,933            422,627
   Held to maturity (fair value of $11,510 and $5,520) .......................            9,284             11,639
                                                                                    -----------        -----------
    Total investment securities ..............................................          465,217            434,266

  Mortgage loans held for sale ...............................................            5,413              4,910
  Loans, net of allowance for loan losses of $26,540 and $25,188 .............        2,666,061          2,432,239
  Premises and equipment .....................................................           42,393             39,417
  Federal Reserve and Federal Home Loan Bank stock ...........................           23,691             23,200
  Interest receivable ........................................................           24,345             19,690
  Core deposit intangibles ...................................................           15,470             17,567
  Goodwill ...................................................................          123,168            121,266
  Cash value of life insurance ...............................................           64,213             43,579
  Other assets ...............................................................           23,658             21,780
                                                                                    -----------        -----------
    Total assets .............................................................      $ 3,554,870        $ 3,237,079
                                                                                    ===========        ===========

Liabilities
  Deposits
   Noninterest-bearing .......................................................      $   362,058        $   314,335
   Interest-bearing ..........................................................        2,388,480          2,068,241
                                                                                    -----------        -----------
    Total deposits ...........................................................        2,750,538          2,382,576
  Borrowings .................................................................          440,764            508,236
  Interest payable ...........................................................            9,326              5,874
  Other liabilities ..........................................................           26,917             26,997
                                                                                    -----------        -----------
    Total liabilities ........................................................        3,227,545          2,923,683

Commitments and Contingent Liabilities

Stockholders' equity
  Preferred stock, no-par value
   Authorized and unissued -- 500,000 shares
  Common stock, $.125 stated value
   Authorized -- 50,000,000 shares
   Issued and outstanding - 18,439,843 and 18,416,714 shares .................            2,305              2,302
  Additional paid-in capital .................................................          146,460            145,682
  Retained earnings ..........................................................          187,965            174,717
  Accumulated other comprehensive loss .......................................           (9,405)            (9,305)
                                                                                    -----------        -----------
    Total stockholders' equity ...............................................          327,325            313,396
                                                                                    -----------        -----------
    Total liabilities and stockholders' equity ...............................      $ 3,554,870        $ 3,237,079
                                                                                    ===========        ===========

See notes to consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Income

(in thousands, except share data)                                                               Year Ended December 31,
================================================================================================================================
                                                                                     2006                 2005            2004
Interest income
  Loans receivable
   Taxable ............................................................           $ 186,768            $ 158,436        $139,953
   Tax exempt .........................................................                 828                  643             581
  Investment securities
   Taxable ............................................................              12,316                9,612           8,371
   Tax exempt .........................................................               6,565                6,374           6,098
  Federal funds sold ..................................................                 373                  264             165
  Deposits with financial institutions ................................                 500                  695             555
  Federal Reserve and Federal Home Loan Bank stock ....................               1,256                1,185           1,251
                                                                                  ---------            ---------        --------
    Total interest income .............................................             208,606              177,209         156,974
                                                                                  ---------            ---------        --------
Interest expense
  Deposits ............................................................              74,314               46,121          33,844
  Federal funds purchased .............................................               1,842                  623
  Securities sold under repurchase agreements .........................               3,228                1,612             517
  Federal Home Loan Bank advances .....................................              10,734                9,777           9,777
  Subordinated debentures, revolving
   credit lines and term loans ........................................               8,124                7,432           6,784
  Other borrowings ....................................................                 269                  515             663
                                                                                  ---------            ---------        --------
    Total interest expense ............................................              98,511               66,080          51,585
                                                                                  ---------            ---------        --------
Net interest income ...................................................             110,095              111,129         105,389
  Provision for loan losses ...........................................               6,258                8,354           5,705
                                                                                  ---------            ---------        --------

Net interest income after provision for loan losses ...................             103,837              102,775          99,684
                                                                                  ---------            ---------        --------
Other income
  Fiduciary activities ................................................               7,625                7,481           7,632
  Service charges on deposit accounts .................................              11,262               11,298          11,638
  Other customer fees .................................................               5,517                5,094           4,083
  Net realized gains (losses) on
   sales of available-for-sale securities .............................                  (4)                  (2)          1,188
  Commission income ...................................................               4,302                3,821           3,088
  Earnings on cash surrender value
   of life insurance ..................................................               2,286                1,667           1,798
  Net gains and fees on sales of loans ................................               2,171                2,902           3,629
  Other income ........................................................               1,454                2,456           1,498
                                                                                  ---------            ---------        --------
    Total other income ................................................              34,613               34,717          34,554
                                                                                  ---------            ---------        --------

Other expenses
  Salaries and employee benefits ......................................              56,125               54,059          52,479
  Net occupancy expenses ..............................................               5,886                5,796           5,308
  Equipment expenses ..................................................               7,947                7,562           7,665
  Marketing expenses ..................................................               1,932                2,012           1,709
  Outside data processing fees ........................................               3,449                4,010           4,920
  Printing and office supplies ........................................               1,496                1,369           1,580
  Core deposit amortization ...........................................               3,066                3,102           3,375
  Other expenses ......................................................              16,156               16,047          14,606
                                                                                  ---------            ---------        --------
    Total other expenses ..............................................              96,057               93,957          91,642
                                                                                  ---------            ---------        --------

Income before income tax ..............................................              42,393               43,535          42,596
  Income tax expense ..................................................              12,195               13,296          13,185
                                                                                  ---------            ---------        --------
Net income ............................................................           $  30,198            $  30,239        $ 29,411
                                                                                  =========            =========        ========

Net income per share:
  Basic ...............................................................           $    1.64            $    1.64        $   1.59
  Diluted .............................................................                1.64                 1.63            1.58

See notes to consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Comprehensive Income

Year Ended December 31,
(in thousands)                                                                            2006           2005           2004
==============================================================================================================================
Net income .......................................................................      $ 30,198       $ 30,239       $ 29,411
                                                                                        --------       --------       --------
Other comprehensive income (loss), net of tax:
 Unrealized losses on securities available for sale:
   Unrealized holding losses arising during the period,
   net of income tax benefit (expense) of $(1,242), $3,562 and $1,199 ............         2,087         (6,615)        (1,799)
   Less: Reclassification adjustment for gains (losses) included in net income,
    net of income tax (expenses) benefit of $2, $1 and $(475) ....................            (2)            (1)           713
 Unrealized gains (losses) on cash flow hedge assets:
   Unrealized gain (loss) arising during the period,
   net of income tax benefit of $83, $0 and $0 ...................................          (125)
 Unrealized loss on pension minimum funding liability:
   Unrealized loss arising during the period,
   net of income tax benefit of $0, $1,767 and $150 ..............................                       (2,651)           227
                                                                                        --------       --------       --------
                                                                                           1,964         (9,265)        (2,285)
                                                                                        --------       --------       --------
 COMPREHENSIVE INCOME                                                                   $ 32,162       $ 20,974       $ 27,126
                                                                                        ========       ========       ========

Consolidated Statements of Stockholders' Equity

                                                     COMMON STOCK                                       ACCUMULATED OTHER
                                                -------------------------     ADDITIONAL       RETAINED   COMPREHENSIVE
                                                   SHARES         AMOUNT    PAID-IN CAPITAL    EARNINGS   INCOME (LOSS)    TOTAL
                                                -----------      --------   ---------------   ---------   -------------   --------
Balances, December 31, 2003 .................    18,512,834      $  2,314      $ 150,310      $ 149,096      $ 2,245      $303,965
 Net income for 2004 ........................                                                    29,411                     29,411
 Cash dividends ($.92 per share) ............                                                   (17,048)                   (17,048)
 Other comprehensive income (loss),
   net of tax ...............................                                                                 (2,285)       (2,285)
 Stock issued under employee benefit plans ..        45,267             6            897                                       903
 Stock issued under dividend reinvestment
   and stock purchase plan ..................        50,799             6          1,272                                     1,278
 Stock options exercised ....................        90,338            11          1,393                                     1,404
 Stock redeemed .............................      (193,789)          (24)        (4,702)                                   (4,726)
 Issuance of stock related to acquisition ...        68,548             9          1,692                                     1,701
                                                -----------      --------      ---------      ---------      -------      --------
Balances, December 31, 2004 .................    18,573,997         2,322        150,862        161,459          (40)      314,603
 Net income for 2005 ........................                                                    30,239                     30,239
 Cash dividends ($.92 per share) ............                                                   (16,981)                   (16,981)
 Other comprehensive income (loss),
   net of tax ...............................                                                                 (9,265)       (9,265)
 Stock issued under employee benefit plans ..        43,238             6            908                                       914
 Stock issued under dividend reinvestment
   and stock purchase plan ..................        35,565             4            929                                       933
 Stock options exercised ....................       121,750            15          2,159                                     2,174
 Stock redeemed .............................      (374,598)          (47)        (9,611)                                   (9,658)
 Issuance of stock related to acquisition ...        16,762             2            435                                       437
                                                -----------      --------      ---------      ---------      -------      --------
Balances, December 31, 2005 .................    18,416,714         2,302        145,682        174,717       (9,305)      313,396
 Net income for 2006 ........................                                                    30,198                     30,198
 Cash dividends ($.92 per share) ............                                                   (16,950)                   (16,950)
 Other comprehensive income (loss),
   net of tax ...............................                                                                  1,964         1,964
 Adjustment to initially apply FASB statement
   No. 158, net of tax ......................                                                                 (2,064)       (2,064)
 Share-based compensation ...................                                        972                                       972
 Stock issued under employee benefit plans ..        41,391             5            852                                       857
 Stock issued under dividend reinvestment
   and stock purchase plan ..................        48,788             6          1,184                                     1,190
 Stock options exercised ....................        90,138            11          1,598                                     1,609
 Stock redeemed .............................      (234,495)          (29)        (5,661)                                   (5,690)
 Issuance of stock related to acquisition ...        77,307            10          1,833                                     1,843
                                                -----------      --------      ---------      ---------      -------      --------
Balances, December 31, 2006 .................    18,439,843      $  2,305      $ 146,460      $ 187,965      $(9,405)     $327,325
                                                ===========      ========      =========      =========      =======      ========

See notes to consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Cash Flows

===================================================================================================================================
                                                                                               Year Ended December 31,
(in thousands, except share data)                                                      2006               2005               2004
===================================================================================================================================
Operating activities:
  Net income ..............................................................         $  30,198          $  30,239          $  29,411
  Adjustments to reconcile net income to
   net cash provided by operating activities:
   Provision for loan losses ..............................................             6,258              8,354              5,705
   Depreciation and amortization ..........................................             5,382              5,070              5,064
   Share-based compensation ...............................................               833
   Tax benefits from stock options exercised ..............................              (139)
   Mortgage loans originated for sale .....................................          (123,256)           (86,122)           (83,313)
   Proceeds from sales of mortgage loans ..................................           122,753             84,579             82,989
   Net change in
     Interest receivable ..................................................            (4,655)            (2,372)              (478)
     Interest payable .....................................................             3,452              1,463               (269)
   Other adjustments ......................................................            (4,549)             5,283                842
                                                                                    ---------          ---------          ---------
     Net cash provided by operating activities ............................            36,277             46,494             39,951
                                                                                    ---------          ---------          ---------

Investing activities:
  Net change in interest-bearing deposits .................................            (2,536)               595             (1,202)
  Purchases of
   Securities available for sale ..........................................          (100,355)           (97,861)          (214,393)
  Proceeds from maturities of
   Securities available for sale ..........................................            64,778             69,236            116,294
   Securities held to maturity ............................................             6,526
  Proceeds from sales of
   Securities available for sale ..........................................               575              4,718             32,336
  Purchase of Federal Reserve and Federal Home Loan Bank stock ............              (491)              (342)            (7,356)
  Purchase of bank owned life insurance ...................................           (18,000)
  Net change in loans .....................................................          (240,080)           (35,090)           (83,198)
  Net cash paid in acquisition ............................................               (59)              (213)              (201)
  Other adjustments .......................................................            (8,358)            (6,233)            (6,106)
                                                                                    ---------          ---------          ---------
     Net cash used by investing activities ................................          (298,000)           (65,190)          (163,826)
                                                                                    ---------          ---------          ---------

Cash flows from financing activities:
  Net change in
   Demand and savings deposits ............................................           133,591            (80,986)            89,008
   Certificates of deposit and other time deposits ........................           234,372             55,412            (42,959)
  Receipt of borrowings ...................................................           182,454            191,002            181,211
  Repayment of borrowings .................................................          (249,927)          (123,657)          (124,763)
  Cash dividends ..........................................................           (16,899)           (16,981)           (17,048)
  Cash dividends on restricted stock awards ...............................               (52)
  Stock issued under employee benefit plans ...............................               857                914                903
  Stock issued under dividend reinvestment
   and stock purchase plan ................................................             1,190                933              1,278
  Stock options exercised .................................................             1,228              2,174              1,404
  Tax benefits from stock options exercised ...............................               139
  Stock redeemed ..........................................................            (5,690)            (9,658)            (4,726)
                                                                                    ---------          ---------          ---------
     Net cash provided by financing activities ............................           281,263             19,153             84,308
                                                                                    ---------          ---------          ---------
Net change in cash and cash equivalents ...................................            19,540                457            (39,567)
Cash and cash equivalents, beginning of year ..............................            70,417             69,960            109,527
                                                                                    ---------          ---------          ---------
Cash and cash equivalents, end of year ....................................         $  89,957          $  70,417          $  69,960
                                                                                    =========          =========          =========
Additional cash flows information:
  Interest paid ...........................................................         $  95,059          $  64,617          $  51,854
  Income tax paid .........................................................            14,385             16,775             10,501

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Merchants Corporation ("Corporation"), and its wholly owned subsidiaries, First Merchants Bank, N.A. ("First Merchants"), The Madison Community Bank, N.A. ("Madison"), United Communities National Bank ("United Communities"), First National Bank ("First National"), Decatur Bank and Trust Company, N.A. ("Decatur"), Frances Slocum Bank & Trust Company, N.A. ("Frances Slocum"), Lafayette Bank and Trust Company, N.A. ("Lafayette"), and Commerce National Bank ("Commerce National"), (collectively the "Banks"), First Merchants Trust Company, National Association ("FMTC"), First Merchants Insurance Services, Inc. ("FMIS"), First Merchants Reinsurance Company ("FMRC")and Indiana Title Insurance Company ("ITIC"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The Corporation approved on January 23, 2007, the combination of five of its bank charters into one. Subject to the approval of the Office of the Comptroller of the Currency (OCC), Frances Slocum, Decatur, First National and United Communities will combine with First Merchants. The anticipated effective date of the combinations is April 2, 2007. The Corporation also approved, subject to OCC approval, the combination of the Hamilton County, Indiana, offices of First Merchants Bank and Madison Community Bank under the new name of First Merchants Bank of Central Indiana, National Association. As a result of these combinations, the Corporation will hold four bank charters:
First Merchants, First Merchants Bank of Central Indiana, Lafayette and Commerce National. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Corporation is a financial holding company whose principal activity is the ownership and management of the Banks and operates in a single significant business segment. The Banks operate under national bank charters and provide full banking services. As national banks, the Banks are subject to the regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

The Banks generate commercial, mortgage, and consumer loans and receive deposits from customers located primarily in north-central and east-central Indiana and Butler, Franklin and Hamilton counties in Ohio. The Banks' loans are generally secured by specific items of collateral, including real property, consumer assets and business assets.

CONSOLIDATION

The consolidated financial statements include the accounts of the Corporation and all its subsidiaries, after elimination of all material intercompany transactions.

INVESTMENT SECURITIES-Debt securities are classified as held to maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

available for sale are carried at fair value with unrealized gains and losses reported separately in accumulated other comprehensive income, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

Available-for-sale and held-to-maturity securities are reviewed quarterly for possible other-than-temporary impairment. The review includes an analysis of the facts and circumstances of each individual investment such as the length of time the fair value has been below cost, the expectation for that security's performance, the credit worthiness of the issuer and the Corporation's ability to hold the security to maturity. A decline in value that is considered to be other-than temporary is recorded as a loss within other operating income in the consolidated statements of income.

LOANS HELD FOR SALE are carried at the lower of aggregate cost or market. Market is determined using the aggregate method. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income based on the difference between estimated sales proceeds and aggregate cost.

LOANS held in the Corporation's portfolio are carried at the principal amount outstanding. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. A loan is impaired when, based on current information or events, it is probable that the Banks will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. In applying the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, the Corporation considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans, except for installment loans with add-on interest, for which a method that approximates the level yield method is used. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectable. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb losses inherent in the loan portfolio and is based on ongoing, quarterly assessments of the probable losses inherent in the loan portfolio. The allowance is increased by the provision for loan losses, which is charged against current operating results. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The Corporation's methodology for assessing the appropriateness of the allowance consists of three key elements - the determination of the appropriate reserves for specifically identified loans, historical losses, and economic, environmental or qualitative factors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Larger commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, reserves are allocated to individual loans based on management's estimate of the borrower's ability to repay the loan given the availability of collateral, other sources of cash flow and legal options available to the Corporation. Included in the review of individual loans are those that are impaired as provided in SFAS No. 114. Any allowances for impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of the underlying collateral. The Corporation evaluates the collectibility of both principal and interest when assessing the need for a loss accrual. Historical loss rates are applied to other commercial loans not subject to specific reserve allocations.

Homogenous loans, such as consumer installment and residential mortgage loans are not individually risk graded. Reserves are established for each pool of loans using loss rates based on a three year average net charge-off history by loan category.

Historical loss allocations for commercial and consumer loans may be adjusted for significant factors that, in management's judgment, reflect the impact of any current conditions on loss recognition. Factors which management considers in the analysis include the effects of the national and local economies, trends in loan growth and charge-off rates, changes in mix, concentration of loans in specific industries, asset quality trends (delinquencies, charge-offs and nonaccrual loans), risk management and loan administration, changes in the internal lending policies and credit standards, examination results from bank regulatory agencies and the Corporation's internal loan review.

An unallocated reserve, primarily based on the factors noted above, is maintained to recognize the imprecision in estimating and measuring loss when evaluating reserves for individual loans or pools of loans. Allowances on individual loans and historical loss allocations are reviewed quarterly and adjusted as necessary based on changing borrower and/or collateral conditions.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line and declining balance methods based on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred, while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

FEDERAL RESERVE AND FEDERAL HOME LOAN BANK STOCK are required investments for institutions that are members of the Federal Reserve Bank ("FRB") and Federal Home Loan Bank ("FHLB") systems. The required investment in the common stock is based on a predetermined formula.

INTANGIBLE ASSETS that are subject to amortization, including core deposit intangibles, are being amortized on both the straight-line and accelerated basis over 3 to 20 years. Intangible assets are periodically evaluated as to the recoverability of their carrying value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

GOODWILL is maintained by applying the provisions of SFAS No. 142. Goodwill is reviewed for impairment annually in accordance with this statement with any loss recognized through the income statement, at that time.

INCOME TAX in the consolidated statements of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Corporation files consolidated income tax returns with its subsidiaries.

STOCK OPTION AND RESTRICTED STOCK AWARD PLANS are maintained by the Corporation and are described more fully in Note 16. Prior to 2006, the Corporation accounted for these plans under the recognition and measurement principles of APB Opinion No. 25. Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, in 2005 and 2004 no stock-based employee compensation cost is reflected in net income, as all awards granted under these plans had an exercise price equal to the market value of the underlying common stock at the grant date.

Effective January 1, 2006 the Corporation adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment. The Corporation selected the modified prospective application. Accordingly, after January 1, 2006, the Corporation began expensing the fair value of stock awards granted, modified, repurchased or cancelled.

The following table illustrates the effect on net income and earnings per share if the Corporation had applied the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based compensation in 2005 and 2004.

                                                     Year Ended December 31
                                                        2005        2004
                                                      --------------------
Net income, as reported ..........................    $30,239     $ 29,411
Add: Total stock-based employee compensation
  cost included in reported net income, net
  of income taxes
Less: Total stock-based employee compensation
  cost determined under the fair value based
  method, net of income taxes ....................     (2,159)      (1,083)
                                                      -------     --------
Pro forma net income .............................    $28,080     $ 28,328
                                                      =======     ========

Earnings per share:
  Basic - as reported ............................    $  1.64     $   1.59
  Basic - pro forma ..............................    $  1.52     $   1.53
  Diluted - as reported ..........................    $  1.63     $   1.58
  Diluted - pro forma ............................    $  1.51     $   1.52

EARNINGS PER SHARE have been computed based upon the weighted average common and common equivalent shares outstanding during each year.

NOTE 2

BUSINESS COMBINATIONS

Effective October 13, 2006, the Corporation acquired Armstrong Insurance, Inc. of Parker City, an Indiana corporation, which has merged into FMIS, a wholly-owned subsidiary of the Corporation. The Corporation issued 77,307 shares of it's common

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 2

BUSINESS COMBINATIONS continued

stock at a cost of $23.845 per share to complete the transaction. The acquisition was deemed to be an immaterial acquisition.

Effective September 1, 2005, the Corporation acquired Trustcorp Financial Services of Greenville, Inc., an Ohio corporation, which was merged into FMIS, a wholly-owned subsidiary of the Corporation. The Corporation issued 16,762 shares of its common stock at a cost of $26.10 per share to complete the transaction. The acquisition was deemed to be an immaterial acquisition.

Effective October 15, 2004, the Corporation acquired Mangas Agencies, Inc., which was merged into FMIS, a wholly-owned subsidiary of the Corporation. The Corporation issued 68,548 shares of its common stock at a cost of $24.80 per share to complete the transaction. The acquisition was deemed to be an immaterial acquisition.

NOTE 3

RESTRICTION ON CASH AND DUE FROM BANKS

The Banks are required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2006, was $12,950,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 4

INVESTMENT SECURITIES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            GROSS          GROSS
                                                                         AMORTIZED       UNREALIZED      UNREALIZED          FAIR
                                                                            COST            GAINS          LOSSES            VALUE
====================================================================================================================================
Available for sale at December 31, 2006
  U.S. Treasury ................................................         $  1,502         $      1                          $  1,503
  U.S. Government-sponsored agency securities ..................           87,193               69         $  1,284           85,978
  State and municipal ..........................................          168,262            2,251              892          169,621
  Mortgage-backed securities ...................................          195,228              600            3,983          191,845
  Other asset-backed securities
  Marketable equity securities .................................            7,296                               310            6,986
                                                                         --------         --------         --------         --------
   Total available for sale ....................................          459,481            2,921            6,469          455,933
                                                                         --------         --------         --------         --------

Held to maturity at December 31, 2006
  State and municipal ..........................................            9,266              432              200            9,498
  Mortgage-backed securities ...................................               18                                                 18
                                                                         --------         --------         --------         --------
   Total held to maturity ......................................            9,284              432              200            9,516
                                                                         --------         --------         --------         --------
   Total investment securities .................................         $468,765         $  3,353         $  6,669         $465,449
                                                                         ========         ========         ========         ========

Available for sale at December 31, 2005
  U.S. Treasury ................................................         $  1,586                          $      1         $  1,585
  U.S. Government-sponsored agency securities ..................           83,026         $      1            1,836           81,191
  State and municipal ..........................................          167,095            2,159            1,131          168,123
  Mortgage-backed securities ...................................          168,019              139            5,656          162,502
  Other asset-backed securities ................................                1                                                  1
  Marketable equity securities .................................            9,660                               435            9,225
                                                                         --------         --------         --------         --------
   Total available for sale ....................................          429,387            2,299            9,059          422,627
                                                                         --------         --------         --------         --------

Held to maturity at December 31, 2005
  State and municipal ..........................................           11,609              283              412           11,480
  Mortgage-backed securities ...................................               30                                                 30
                                                                         --------         --------         --------         --------
   Total held to maturity ......................................           11,639              283              412           11,510
                                                                         --------         --------         --------         --------
   Total investment securities .................................         $441,026         $  2,582         $  9,471         $434,137
                                                                         ========         ========         ========         ========

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. The historical cost of these investments totaled $306,650,000 and $337,959,000 at December 31, 2006 and 2005,
respectively. Total fair value of these investments was $299,984,000 and $328,488,000, which is approximately 64.5 and 75.7 percent of the Corporation's available-for-sale and held-to-maturity investment portfolio at December 31, 2006 and 2005, respectively. These declines primarily resulted from recent increases in market interest rates.

Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary. Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 4

INVESTMENT SECURITIES continued

The following tables show the Corporation's gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2006 and 2005:

                                                                        Less than 12            12 Months or               Total
                                                                           Months                  Longer
                                                             ----------------------------------------------------------------------
                                                                           GROSS                   GROSS                   GROSS
                                                               FAIR     UNREALIZED      FAIR     UNREALIZED     FAIR     UNREALIZED
                                                               VALUE      LOSSES        VALUE      LOSSES       VALUE       LOSSES
                                                             ----------------------------------------------------------------------
Temporarily impaired investment
  securities at December 31, 2006:
U.S. Government-sponsored agency securities .............    $  1,576    $     (3)    $ 71,702    $ (1,281)    $ 73,278    $ (1,284)
State and municipal .....................................       9,608         (35)      81,841      (1,057)      91,449      (1,092)
Mortgage-backed securities ..............................       7,459         (20)     126,555      (3,963)     134,014      (3,983)
Other asset-backed securities ...........................                                   28          (6)          28          (6)
Marketable equity securities ............................       1,215        (304)                                1,215        (304)
                                                             --------    --------     --------    --------     --------    --------
  Total temporarily impaired investment securities ......    $ 19,858    $   (362)    $280,126    $ (6,307)    $299,984    $ (6,669)
                                                             ========    ========     ========    ========     ========    ========

                                                                        Less than 12            12 Months or               Total
                                                                           Months                  Longer
                                                             ----------------------------------------------------------------------
                                                                           GROSS                   GROSS                   GROSS
                                                               FAIR     UNREALIZED      FAIR     UNREALIZED     FAIR     UNREALIZED
                                                               VALUE      LOSSES        VALUE      LOSSES       VALUE       LOSSES
                                                             ----------------------------------------------------------------------
Temporarily impaired investment
  securities at December 31, 2005:
U.S. Treasury ...........................................    $  1,487    $     (1)                             $  1,487    $     (1)
U.S. Government-sponsored agency securities .............      31,692        (581)    $ 45,466    $ (1,255)      77,158      (1,836)
State and municipal .....................................      90,905      (1,501)       2,124         (42)      93,029      (1,543)
Mortgage-backed securities ..............................      59,595      (1,511)      96,120      (4,141)     155,715      (5,652)
Marketable equity securities ............................          27          (8)       1,072        (431)       1,099        (439)
                                                             --------    --------     --------    --------     --------    --------
  Total temporarily impaired investment securities ......    $183,706    $ (3,602)    $144,782    $ (5,869)    $328,488    $ (9,471)
                                                             ========    ========     ========    ========     ========    ========

The amortized cost and fair value of securities available for sale and held to maturity at December 31, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         AVAILABLE FOR SALE                 HELD TO MATURITY
                                                                   AMORTIZED COST     FAIR VALUE      AMORTIZED COST     FAIR VALUE
===================================================================================================================================
Maturity distribution at December 31, 2006:
 Due in one year or less ...................................          $ 33,750          $ 33,452          $    125         $    125
 Due after one through five years ..........................           164,485           163,038               830              842
 Due after five through ten years ..........................            50,226            51,615               880              879
 Due after ten years .......................................             8,496             8,997             7,431            7,652
                                                                      --------          --------          --------         --------
                                                                       256,957           257,102             9,266            9,498

 Mortgage-backed securities ................................           195,228           191,845
 Other asset-backed securities .............................                                                    18               18
 Marketable equity securities ..............................             7,296             6,986
                                                                      --------          --------          --------         --------

  Totals ...................................................          $459,481          $455,933          $  9,284         $  9,516
                                                                      ========          ========          ========         ========

Securities with a carrying value of approximately $143,652,000 and $190,079,000 were pledged at December 31, 2006 and 2005 to secure certain deposits and securities sold under repurchase agreements, and for other purposes as permitted or required by law.

Proceeds from sales of securities available for sale during 2006, 2005 and 2004 were $575,000, $4,718,000 and $32,336,000. Gross gains of $0, $28,000 and
$1,502,000

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 4

INVESTMENT SECURITIES continued

in 2006, 2005 and 2004, and gross losses of $4,000, $30,000 and $314,000 in
2006, 2005 and 2004 were realized on those sales.

NOTE 5

LOANS AND ALLOWANCE

                                                                                   2006            2005
==========================================================================================================
Loans at December 31:
 Commercial and industrial loans ........................................      $   537,305     $   461,102
 Agricultural production financing and other loans to farmers ...........          100,098          95,130
 Real estate loans:
    Construction ........................................................          169,491         174,783
    Commercial and farmland .............................................          861,429         734,865
    Residential .........................................................          749,921         751,217
 Individuals' loans for household and other personal expenditures .......          223,504         200,139
 Tax-exempt loans .......................................................           14,423           8,263
 Lease financing receivables, net of unearned income ....................            8,010           8,713
 Other loans ............................................................           28,420          23,215
                                                                               -----------     -----------
                                                                                 2,692,601       2,457,427
  Allowance for loan losses .............................................          (26,540)        (25,188)
                                                                               -----------     -----------
    Total loans .........................................................      $ 2,666,061     $ 2,432,239
                                                                               ===========     ===========

                                           2006            2005           2004
===============================================================================
Allowance for loan losses:
  Balance, January 1 ..............      $ 25,188       $ 22,548       $ 25,493
  Provision for losses ............         6,258          8,354          5,705

  Recoveries on loans .............         1,604          2,030          2,251
  Loans charged off ...............        (6,510)        (7,744)       (10,901)
                                         --------       --------       --------
  Balance, December 31 ............      $ 26,540       $ 25,188       $ 22,548
                                         ========       ========       ========

Information on nonaccruing, contractually past due 90 days or more other than nonaccruing and restructured loans is summarized below:

                                                  2006        2005        2004
===============================================================================

At December 31:
Non-accrual loans ..........................    $17,926     $10,030     $15,355

Loans contractually past due 90 days
 or more other than nonaccruing ............      2,870       3,965       1,907

Restructured loans .........................         84         310       2,019
                                                -------     -------     -------
   Total non-performing loans ..............    $20,880     $14,305     $19,281
                                                =======     =======     =======

Nonaccruing loans are loans which are reclassified to a nonaccruing status when in management's judgment the collateral value and financial condition of the borrower do not justify accruing interest. Interest previously recorded, but not deemed collectible, is reversed and charged against current income. Interest income on these loans is then recognized when collected.

Restructured loans are loans for which the contractual interest rate has been reduced or other concessions are granted to the borrower, because of a deterioration in the financial condition of the borrower resulting in the inability of the borrower to meet the original contractual terms of the loans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 5

LOANS AND ALLOWANCE continued

Information on impaired loans is summarized below:                          2006          2005         2004
============================================================================================================
As of, and for the year ending December 31:
  Impaired loans with an allowance ..................................     $17,291       $ 7,540      $ 7,728
  Impaired loans for which the discounted
    cash flows or collateral value exceeds the
    carrying value of the loan ......................................      43,029        44,840       41,683
                                                                          -------       -------      -------
       Total impaired loans .........................................     $60,320       $52,380      $49,411
                                                                          =======       =======      =======
  Total impaired loans as a percent
    of total loans ..................................................        2.24%         2.13%        2.03%

  Allowance for impaired loans (included in the
    Corporation's allowance for loan losses) ........................     $ 4,130       $ 2,824      $ 1,673
  Average balance of impaired loans .................................      66,139        44,790       59,568
  Interest income recognized on impaired loans ......................       5,143         3,511        3,457
  Cash basis interest included above ................................       1,364           650          796

NOTE 6

PREMISES AND EQUIPMENT

                                                          2006            2005
===============================================================================
Cost at December 31:
  Land ...........................................      $  7,767       $  8,653
  Buildings and leasehold improvements ...........        37,791         43,001
  Equipment ......................................        46,895         40,155
                                                        --------       --------
    Total cost ...................................        92,453         91,809
  Accumulated depreciation and amortization ......       (50,060)       (52,392)
                                                        --------       --------
    Net ..........................................      $ 42,393       $ 39,417
                                                        ========       ========

The Corporation is committed under various noncancelable lease contracts for certain subsidiary office facilities and equipment. Total lease expense for 2006, 2005 and 2004 was $2,651,000, $2,391,000 and $2,151,000, respectively. The future minimum rental commitments required under the operating leases in effect at December 31, 2006, expiring at various dates through the year 2016 are as follows for the years ending December 31:

=========================================================
2007 ..........................................    $1,983
2008 ..........................................     1,571
2009 ..........................................     1,255
2010 ..........................................     1,113
2011 ..........................................       936
After 2011 ....................................       752
                                                   ------
Total future minimum obligations ..............    $7,610
                                                   ======

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 7

GOODWILL

The changes in the carrying amount of goodwill at December 31 are noted below. No impairment loss was recorded in 2006 and 2005.

                                                           2006          2005
===============================================================================

Balance, January 1 .................................    $ 121,266     $ 120,615
Goodwill acquired ..................................        1,902           651
                                                        ---------     ---------
Balance, December 31 ...............................    $ 123,168     $ 121,266
                                                        =========     =========

NOTE 8

CORE DEPOSIT INTANGIBLES

The carrying basis and accumulated amortization of recognized core deposit intangibles at December 31 were:

                                                           2006          2005
===============================================================================

Gross carrying amount ..............................    $  32,025     $  31,073
Accumulated amortization ...........................      (16,555)      (13,506)
                                                        ---------     ---------
  Core deposit intangibles .........................    $  15,470     $  17,567
                                                        =========     =========

Amortization expense for the years ended December 31, 2006, 2005 and 2004, was $3,066,000, $3,102,000 and $3,375,000, respectively. Estimated amortization expense for each of the following five years is:

     2007 ................................   $ 3,159
     2008 ................................     3,146
     2009 ................................     3,143
     2010 ................................     3,035
     2011 ................................     2,069
     After 2011 ..........................       918
                                             -------
                                             $15,470
                                             =======

NOTE 9

DEPOSITS

                                                          2006           2005
================================================================================
Deposits at December 31:

  Demand deposits ..............................      $  883,294      $  690,923
  Savings deposits .............................         507,431         566,212
  Certificates and other time deposits
   of $100,000 or more .........................         431,068         276,679
  Other certificates and time deposits .........         928,745         848,762
                                                      ----------      ----------
    Total deposits .............................      $2,750,538      $2,382,576
                                                      ==========      ==========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 9

DEPOSITS continued

=======================================================
Certificates and other time deposits maturing in years ending December 31:

2007 ..................................     $1,031,864
2008 ..................................        186,070
2009 ..................................         70,251
2010 ..................................         34,084
2011 ..................................         27,497
After 2011 ............................         10,047
                                            ----------
                                            $1,359,813
                                            ==========

Time deposits obtained through brokers was $256,632,000 and $194,713,000 at December 31, 2006 and 2005, respectively.

NOTE 10

BORROWINGS

                                                            2006          2005
================================================================================
Borrowings at December 31:
  Federal funds purchased ..........................      $ 56,150      $ 50,000
  Securities sold under repurchase agreements ......        42,750       106,415
  Federal Home Loan Bank advances ..................       242,408       247,865
  Subordinated debentures, revolving credit
   lines and term loans ............................        99,456       103,956
                                                          --------      --------
    Total borrowings ...............................      $440,764      $508,236
                                                          ========      ========

Securities sold under repurchase agreements consist of obligations of the Banks to other parties. The obligations are secured by U.S. Treasury, U.S. Government-sponsored agency security obligations and corporate asset-backed securities. The maximum amount of outstanding agreements at any month-end during 2006 and 2005 totaled $98,765,000 and $106,415,000, and the average of such agreements totaled $73,818,000 and $77,897,000 during 2006 and 2005.

Maturities of securities sold under repurchase agreements; Federal Home Loan Bank advances; and subordinated debentures, revolving credit lines and term loans as of December 31, 2006, are as follows:

                                                                                     SUBORDINATED DEBENTURES
                                        SECURITIES SOLD UNDER    FEDERAL HOME LOAN   REVOLVING CREDIT LINES
                                        REPURCHASE AGREEMENTS      BANK ADVANCES         AND TERM LOANS
------------------------------------------------------------------------------------------------------------

                                                AMOUNT                 AMOUNT                AMOUNT
============================================================================================================
Maturities in years ending December 31:

   2007 .........................              $ 42,750               $ 59,495              $ 10,500
   2008 .........................                                       32,121
   2009 .........................                                       23,365
   2010 .........................                                       35,132
   2011 .........................                                       18,953
   After 2011 ...................                                       73,342                88,956
                                               --------               --------              --------
       Total ....................              $ 42,750               $242,408              $ 99,456
                                               ========               ========              ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 10

BORROWINGS continued

The terms of a security agreement with the FHLB require the Corporation to pledge, as collateral for advances, qualifying first mortgage loans and all otherwise unpledged investment securities in an amount equal to at least 145 percent of these advances. Advances, with interest rates from 2.80 to 6.84 percent, are subject to restrictions or penalties in the event of prepayment. The total available remaining borrowing capacity from the FHLB at December 31, 2006, was $93,607,000.

Subordinated Debentures, Revolving Credit Lines and Term Loans. Three borrowings were outstanding on December 31, 2006, for $99,456,000.

      o First Merchants Capital Trust I. The subordinated debenture, entered into on April 12, 2002, for $54,832,000 will mature on June 20, 2032. The Corporation may redeem the debenture no earlier than June 30, 2007, subject to the prior approval of the Federal Reserve, as required by law or regulation. Interest is fixed at 8.75 percent and payable on March 31, June 30, September 30 and December 31 of each year.

      o CNBC Statutory Trust I. As part of the March 1, 2003, acquisition of CNBC Bancorp, the Corporation assumed $4,124,000 of a junior subordinated debenture entered into on February 22, 2001. The subordinated debenture of $4,124,000 will mature on February 22, 2031. Interest is fixed at 10.20 percent and payable on February 22 and August 22 of each year. The Corporation may redeem the debenture, in whole or in part, at its option commencing February 22, 2011, at a redemption price of 105.10 percent of the outstanding principal amount and, thereafter, at a premium which declines annually. On or after February 22, 2021, the securities may be redeemed at face value with prior approval of the Board of Governors of the Federal Reserve System.

      o LaSalle Bank, N.A. A Loan and Subordinated Debenture Loan Agreement ("LaSalle Agreement") was entered into with LaSalle Bank, N.A. on March 25, 2003 and later amended as of March 7, 2006. The LaSalle Agreement includes three credit facilities:

                  o The Term Loan of $5,000,000 matures on March 7, 2012. Interest is calculated at a floating rate equal to the lender's prime rate or LIBOR plus 1.00 percent. The Term Loan is secured by 100 percent of the common stock of First Merchants. The Agreement contains several restrictive covenants, including the maintenance of various capital adequacy levels, asset quality and profitability ratios, and certain restrictions on dividends and other indebtedness.

                  o The Revolving Loan had a balance of $10,500,000 at December 31, 2006. Interest is payable quarterly based on LIBOR plus 1 percent. Principal and interest are due on or before March 6,2007. The total principal amount outstanding at any one time may not exceed $20,000,000. The Revolving Loan is secured by 100 percent of the common stock of First Merchants. The Agreement contains several restrictive covenants, including the maintenance of various capital adequacy levels,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 10

BORROWINGS continued

                        asset quality and profitability ratios, and certain restrictions on dividends and other indebtedness.

                  o The Subordinated Debenture of $25,000,000 matures on March 7, 2012. Interest is calculated at a floating rate equal to, at the Corporation's option, either the lender's prime rate or LIBOR plus 1.50 percent. The Subordinated Debenture is treated as Tier 2 Capital for regulatory capital purposes.

NOTE 11

LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The loans are serviced primarily for the Federal Home Loan Mortgage Corporation, and the unpaid balances totaled $98,538,000, $107,730,000 and $113,344,000 at December 31, 2006, 2005 and 2004. The amount of capitalized servicing assets is considered immaterial.

NOTE 12

INCOME TAX

                                                                                       2006          2005          2004
=========================================================================================================================
Income tax expense for the year ended December 31:
 Currently payable:
   Federal ................................................................          $ 13,192      $ 14,814      $ 11,934
   State ..................................................................             1,415         2,231         1,772
 Deferred:
   Federal ................................................................            (1,785)       (3,248)         (615)
   State ..................................................................              (627)         (501)           94
                                                                                     --------      --------      --------
    Total income tax expense ..............................................          $ 12,195      $ 13,296      $ 13,185
                                                                                     ========      ========      ========

Reconciliation of federal statutory to actual tax expense:
   Federal statutory income tax at 34% ....................................          $ 14,413      $ 14,802      $ 14,483
   Tax-exempt interest ....................................................            (2,151)       (2,141)       (2,098)
   Graduated tax rates ....................................................               338           345           335
   Effect of state income taxes ...........................................               482         1,132         1,178
   Earnings on life insurance .............................................              (577)         (439)         (472)
   Tax credits ............................................................              (391)         (395)         (274)
   Other ..................................................................                81            (8)           33
                                                                                     --------      --------      --------
    Actual tax expense ....................................................          $ 12,195      $ 13,296      $ 13,185
                                                                                     ========      ========      ========

Tax expense (benefit) applicable to security gains and losses for the years ended December 31, 2006, 2005 and 2004, was $(2,000), $(1,000) and $475,000,
respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 12

INCOME TAX continued

A cumulative net deferred tax asset is included in the consolidated balance sheets. The components of the net asset are as follows:

                                                                            2006          2005
================================================================================================
Deferred tax asset at December 31:
Assets:
  Differences in accounting for loan losses ....................          $10,641        $10,609
  Deferred compensation ........................................            3,078          2,768
  Difference in accounting for pensions
   and other employee benefits .................................            5,442          2,707
  State income tax .............................................              187            311
  Net unrealized loss on securities available for sale .........            1,241          2,365
  Other ........................................................              399            255
                                                                          -------        -------
    Total assets ...............................................           20,988         19,015
                                                                          -------        -------
Liabilities:
  Differences in depreciation methods ..........................            3,114          3,450
  Differences in accounting for loans and securities ...........            4,974          6,505
  Differences in accounting for loan fees ......................              534            613
  Other ........................................................            2,381          2,575
                                                                          -------        -------
    Total liabilities ..........................................           11,003         13,143
                                                                          -------        -------
    Net deferred tax asset .....................................          $ 9,985        $ 5,872
                                                                          =======        =======

NOTE 13

COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Banks use the same credit policies in making such commitments as they do for instruments that are included in the consolidated balance sheets.

Financial instruments whose contract amount represents credit risk as of December 31, were as follows:

                                 2006          2005
                              --------      --------
Commitments
to extend credit              $681,462      $574,384

Standby letters
of credit                       23,286        30,410

Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation. Collateral held varies, but may

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 13

COMMITMENTS AND CONTINGENT LIABILITIES continued

include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party.

The Corporation and subsidiaries are also subject to claims and lawsuits, which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Corporation.

NOTE 14

STOCKHOLDERS' EQUITY

National banking laws restrict the maximum amount of dividends that a bank may pay in any calendar year. National banks are limited to the bank's retained net income (as defined) for the current year plus those for the previous two years. At December 31, 2006, Frances Slocum had no retained net profits available for 2007 dividends to the Corporation. The amount at December 31, 2006, available for 2007 dividends from First Merchants, Madison, United Communities, First National, Decatur, Lafayette, Commerce National and FMTC to the Corporation totaled $3,512,000, $6,005,000, $3,895,000, $363,000, $432,000, $1,755,000,
$7,804,000 and $463,000, respectively.

Total stockholders' equity for all subsidiaries at December 31, 2006, was $436,205,000, of which $402,056,000 was restricted from dividend distribution to the Corporation.

The Corporation has a Dividend Reinvestment and Stock Purchase Plan, enabling stockholders to elect to have their cash dividends on all shares held automatically reinvested in additional shares of the Corporation's common stock. In addition, stockholders may elect to make optional cash payments up to an aggregate of $2,500 per quarter for the purchase of additional shares of common stock. The stock is credited to participant accounts at fair market value. Dividends are reinvested on a quarterly basis.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 15

REGULATORY CAPITAL

The Corporation and Banks are subject to various regulatory capital requirements administered by the federal banking agencies and are assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations.

At December 31, 2006, the management of the Corporation believes that it meets all capital adequacy requirements to which it is subject. The most recent notifications from the regulatory agencies categorized the Corporation and Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain a minimum total capital to risk-weighted assets, Tier I capital to risk-weighted assets and Tier I capital to average assets of 10 percent, 6 percent and 5 percent, respectively. There have been no conditions or events since that notification that management believes have changed this categorization.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 15

REGULATORY CAPITAL continued

Actual and required capital amounts and ratios are listed below.

                                                                  2006                                     2005
------------------------------------------------------------------------------------------------------------------------------------
                                                                         REQUIRED FOR                              REQUIRED FOR
                                                        ACTUAL       ADEQUATE CAPITAL (1)         ACTUAL       ADEQUATE CAPITAL (1)
                                                   AMOUNT    RATIO      AMOUNT   RATIO       AMOUNT    RATIO      AMOUNT    RATIO
====================================================================================================================================
December 31
Total Capital (1)(2)(to risk-weighted assets)
  Consolidated ..........................        $299,353    11.09%   $215,906    8.00%    $285,823    11.72%   $195,449     8.00%
  First Merchants .......................          77,072    10.46      58,965    8.00       69,691    11.93      46,747     8.00
  First United ..........................                                                     7,988    11.09       5,761     8.00
  Madison ...............................          28,541    11.06      20,637    8.00       27,386    11.82      18,542     8.00
  United Communities ....................          27,723    11.21      19,790    8.00       26,057    11.66      17,872     8.00
  First National ........................          10,881    11.13       7,820    8.00       10,243    11.29       7,260     8.00
  Decatur ...............................          12,200    11.06       8,828    8.00       11,597    11.75       7,895     8.00
  Frances Slocum ........................          20,016    11.87      13,488    8.00       18,907    13.52      11,188     8.00
  Lafayette .............................          79,106    11.60      54,539    8.00       74,089    11.49      51,568     8.00
  Commerce National .....................          46,997    11.28      33,320    8.00       42,025    11.11      30,539     8.00

Tier I Capital (1)(2)(to risk-weighted assets)
  Consolidated ..........................        $247,813     9.18%   $107,953    4.00%    $235,635     9.66%   $ 97,725     4.00%
  First Merchants .......................          69,957     9.45      29,482    4.00       63,550    10.88      23,374     4.00
  First United ..........................                                                     7,237    10.05       2,880     4.00
  Madison ...............................          26,036    10.09      10,318    4.00       25,115    10.84       9,271     4.00
  United Communities ....................          25,201    10.19       9,895    4.00       23,711    10.61       8,936     4.00
  First National ........................          10,126    10.36       3,910    4.00        9,489    10.46       3,630     4.00
  Decatur ...............................          11,261    10.20       4,414    4.00       10,808    10.95       3,948     4.00
  Frances Slocum ........................          17,918    10.63       6,744    4.00       17,152    12.27       5,594     4.00
  Lafayette .............................          72,646    10.66      27,269    4.00       67,795    10.52      25,784     4.00
  Commerce National .....................          43,149    10.36      16,660    4.00       32,350     8.55      15,270     4.00

Tier I Capital (1)(2)(to average assets)
  Consolidated ..........................        $247,813     7.37%   $134,443    4.00%    $235,635     7.70%   $122,396     4.00%
  First Merchants .......................          69,657     7.33      38,005    4.00       63,550     8.28      30,701     4.00
  First United ..........................                                                     7,237     7.83       3,696     4.00
  Madison ...............................          26,036     8.63      12,068    4.00       25,115     9.38      10,716     4.00
  United Communities ....................          25,201     7.91      12,747    4.00       23,711     7.93      11,953     4.00
  First National ........................          10,126     8.04       5,040    4.00        9,489     8.20       4,630     4.00
  Decatur ...............................          11,261     7.31       6,162    4.00       10,808     8.47       5,104     4.00
  Frances Slocum ........................          17,918     9.08       7,895    4.00       17,152     9.96       6,886     4.00
  Lafayette .............................          72,646     7.99      36,385    4.00       67,795     7.86      34,484     4.00
  Commerce National .....................          43,149     8.99      19,203    4.00       32,350     7.41      17,641     4.00

(1)   As defined by regulatory agencies

(2) Effective January 1, 2006, First United Bank, N.A. ("FUB") was merged into First Merchants Bank, N.A.

NOTE 16

SHARE-BASED COMPENSATION

Stock options and restricted stock awards ("RSAs") have been issued to directors, officers and other management employees under the Corporation's 1994 Stock Option Plan and The 1999 Long-term Equity Incentive Plan. The stock options, which have a ten-year life, become 100 percent vested ranging from three months to two years and are fully exercisable when vested. Option exercise prices equal the Corporation's common stock closing price on NASDAQ on the date of grant. RSAs provide for the issuance of shares of the Corporation's common stock at no cost to the holder and generally vest after three years. The RSAs only vest if the employee is actively employed by the Corporation on the vesting date and, therefore, any unvested shares are forfeited.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

SHARE-BASED COMPENSATION continued

The Corporation's 2004 Employee Stock Purchase Plan ("ESPP") provides eligible employees of the Corporation and its subsidiaries an opportunity to purchase shares of common stock of the Corporation through annual offerings financed by payroll deductions. The price of the stock to be paid by the employees may not be less than 85 percent of the lesser of the fair market value of the Corporation's common stock at the beginning or at the end of the offering period. Common stock purchases are made annually and are paid through advance payroll deductions of up to 20 percent of eligible compensation.

SFAS 123(R) required the Corporation to begin recording compensation expense in 2006 related to unvested share-based awards outstanding as of December 31, 2005, by recognizing the un-amortized grant date fair value of these awards over the remaining service periods of those awards, with no change in historical reported fair values and earnings. Awards granted after December 31, 2005 are valued at fair value in accordance with provisions of SFAS 123(R) and are recognized on a straight-line basis over the service periods of each award. To complete the exercise of vested stock options, RSA's and ESPP options, the Corporation generally issues new shares from its authorized but un-issued share pool. Share-based compensation for the year ended December 31, 2006 totaled $833,000, and has been recognized as a component of salaries and benefits expense in the accompanying Consolidated Condensed Statements of Income.

Prior to 2006, the Corporation accounted for share-based compensation in accordance with APB 25 using the intrinsic value method, which did not require that compensation expense be recognized for the Corporation's stock and ESPP options; however, under APB 25, the Corporation was required to record compensation expense over the vesting period for the value of RSAs granted, if any.

The Corporation provided pro forma disclosure amounts in accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS No. 148), as if the fair value method defined by SFAS No. 123 had been applied to its share-based compensation. The Corporation's net income and net income per share for the period ended December 31, 2005 and 2004 would have been reduced if compensation expense related to stock and ESPP options had been recorded in the financial statements, based on fair value at the grant dates.

The estimated fair value of the stock options granted during 2006, 2005 and 2004 was calculated using a Black Scholes options pricing model. The following summarizes the assumptions used in the Black Scholes model:

2006 Assumptions:

                                                         2006          2005          2004
                                                         ----          ----          ----
   Risk-free interest rate                              4.59%         4.05%         4.57%
   Expected price volatility                           29.84%        30.20%        30.89%
   Dividend yield                                       3.54%         3.56%         3.64%
   Forfeiture rate                                      4.00%         4.00%         4.00%
   Weighted-average expected life, until exercise       5.75 years    8.50 years    8.50 years

The Black Scholes model incorporates assumptions to value share-based awards. The risk-free rate of interest, for periods equal to the expected life of the option, is based on a zero-coupon U.S. government instrument over a similar contractual term of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

SHARE-BASED COMPENSATION continued

the equity instrument. Expected price volatility is based on historical volatility of the Corporation's common stock. In addition, the Corporation generally uses historical information to determine the dividend yield and weighted-average expected life of the options, until exercise. Separate groups of employees that have similar historical exercise behavior with regard to option exercise timing and forfeiture rates are considered separately for valuation and attribution purposes.

Share-based compensation expense recognized in the Consolidated Condensed Statements of Income is based on awards ultimately expected to vest and is reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods, if actual forfeitures differ from those estimates. Pre-vesting forfeitures were estimated to be approximately 4 percent for the year ended December 31, 2006, based on historical experience. In the Corporation's pro forma disclosures required under SFAS 123(R) for the periods prior to fiscal 2006, the Corporation accounted for forfeitures as they occurred.

As a result of adopting SFAS 123(R), net income of the Corporation for the year ended December 31, 2006 was $656,000 lower (net of $177,000 in tax benefits), than if it had continued to account for share-based compensation under APB 25. The impact on both basic and diluted earnings per share for the year ended December 31, 2006 was $.04 per share.

The following table summarizes the components of the Corporation's share-based compensation awards recorded as expense:

Components of the share-based compensation:

                                                                   Year Ended
                                                               December 31, 2006
                                                               -----------------
   Stock and ESPP Options:
    Pre-tax compensation expense ............................      $      449
    Income tax benefit ......................................             (42)
                                                                   ----------
   Stock and ESPP options expense, net of income ............      $      407
                                                                   ==========

   Restricted Stock Awards:
    Pre-tax compensation expense ............................      $      384
    Income tax benefit ......................................            (135)
                                                                   ----------
   Restricted stock awards expense, net of tax ..............      $      249
                                                                   ==========

   Total share-based compensation:
    Pre-tax compensation expense ............................      $      833
    Income tax benefit ......................................            (177)
                                                                   ----------
   Total share-based compenstion expense, net of tax ........      $      656
                                                                   ==========

As of December 31, 2006, unrecognized compensation expense related to stock options, RSAs and ESPP options totaling $227,000, $908,000 and $99,000, respectively, is expected to be recognized over weighted-average periods of 1.08, 2.10 and .5 years, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

SHARE-BASED COMPENSATION continued

Stock option activity under the Corporation's stock option plans as of December 31, 2006 and changes during the year ended December 31, 2006 were as follows:

                                                                                                           Weighted-
                                                                                                            Average
                                                                                            Weighted-      Remaining
                                                                              Number         Average      Contractual     Aggregate
                                                                                 of         Exercise          Term        Intrinsic
                                                                               Shares         Price        (in Years)       Value
                                                                             ---------     ----------     -----------    ----------
   Outstanding at January 1, 2006 ......................................     1,104,787     $    23.28
   Granted .............................................................        72,256          25.03
   Exercised ...........................................................       (89,938)         17.62
   Cancelled ...........................................................       (19,858)         23.99
                                                                            ----------
   Outstanding at December 31, 2006 ....................................     1,067,247     $    23.87          5.87      $3,539,295
                                                                            ==========
   Vested and Expected to Vest at December 31, 2006. ...................     1,064,100     $    23.87          0.07      $3,533,113
   Exercisable at December 31, 2006 ....................................       984,991     $    23.77          5.60      $3,370,588

The weighted-average grant date fair value was $6.22, $6.93 and $6.98 for stock options granted during the year ended December 31, 2006, 2005 and 2004, respectively.

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the Corporation's closing stock price on the last trading day of 2006 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their stock options on the last trading day of 2006. The amount of aggregate intrinsic value will change based on the fair market value of the Corporation's common stock.

The aggregate intrinsic value of stock options exercised during the years ended December 31, 2006, 2005 and 2004 were $665,000, $903,000 and $964,000, respectively. Exercise of options during these same periods resulted in cash receipts of $1,228,000, $1,347,000 and $863,000, respectively. The Corporation recognized a tax benefit of approximately $177,000 for the year ended December 31, 2006, related to the exercise of employee stock options and has been recorded as an increase to additional paid-in capital.

The following table summarizes information on unvested restricted stock awards outstanding as of December 31, 2006:

                                                      Number of    Grant-Date
                                                       Shares      Fair Value
                                                     ----------    ----------
   Unvested RSAs at January 1, 2006 ..........           2,000        26.44
   Granted ...................................          55,900        25.13
   Forfeited .................................           2,700        25.14
   Vested ....................................             200        25.14
                                                       -------
   Unvested RSAs at December 31, 2006 ........          55,000        27.83
                                                       =======

The grant date fair value of ESPP options was estimated at the beginning of the July 1, 2006 offering period and approximates $198,000. The ESPP options vested during the twelve-month period ending June 30, 2007. At December 31, 2006, total unrecognized compensation expense related to unvested ESPP options was $99,000, which is expected to be recognized over a six month period ending June 30, 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 17

PENSION AND OTHER POST RETIREMENT BENEFIT PLANS

The Corporation's defined-benefit pension plans cover substantially all of the Corporation's employees. On December 31, 2006 the Corporation adopted the recognition provision of SFAS No. 158 Employers' Accounting for Defined Benefit, Pension and other Post-Retirement Plans. The benefits are based primarily on years of service and employees' pay near retirement. Contributions are intended to provide not only for benefits attributed to service-to-date, but also for those expected to be earned in the future.

The table below sets forth the plans' funded status and amounts recognized in the consolidated balance sheet at December 31, using measurement dates of September 30, 2006 and 2005.

                                                                                     December 31
                                                                                  2006           2005
=======================================================================================================
Change in benefit obligation
   Benefit obligation at beginning of year .........................            $ 50,776       $ 50,358
   Service cost ....................................................                 524            578
   Interest cost ...................................................               2,733          2,633
   Actuarial gain (loss) ...........................................               1,575           (677)
   Benefits paid ...................................................              (2,382)        (2,116)
                                                                                --------       --------
   Benefit obligation at end of year ...............................              53,226         50,776
                                                                                --------       --------
Change in plan assets
   Fair value of plan assets at beginning of year ..................              39,913         39,027
   Actual return on plan assets ....................................               3,243          2,978
   Employer contributions ..........................................                 817             24
   Benefits paid ...................................................              (2,382)        (2,116)
                                                                                --------       --------
   End of year .....................................................              41,591         39,913
                                                                                --------       --------
Funded status at end of year .......................................            $ 11,635       $ 10,863
                                                                                ========       ========
Assets and Liabilities recognized in the Balance Sheets:
   Deferred tax assets .............................................            $  4,654       $  3,317
   Liabilities .....................................................            $(11,635)      $ (8,732)

Amounts recognized in accumulated other comprehensive income not yet recognized as components of net periodic benefit cost consist of:

   Net loss (gain) .................................................            $  6,701       $  6,017
   Prior service cost (credit) .....................................                  34             36
                                                                                --------       --------
                                                                                $  6,735       $  6,053
                                                                                ========       ========

In January 2005, the Board of Directors of the Corporation approved the curtailment of the accumulation of defined benefits for future services provided by certain participants in the First Merchants Corporation Retirement Pension Plan (the "Plan"). Employees of the Corporation and certain of its subsidiaries who are participants in the Plan were notified that, on and after March 1, 2005, no additional pension benefits will be earned by employees who have not both attained the age of fifty-five (55) and accrued at least ten (10) years of "Vesting Service". As a result of this action, the Corporation incurred a $1,630,000 pension curtailment loss to record previously unrecognized prior service costs in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits." This loss was recognized and recorded by the Corporation in 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 17

PENSION AND OTHER POST RETIREMENT BENEFIT PLANS continued

The accumulated benefit obligation for all defined benefit plans was $51,732,000 and $48,646,000 at December 31, 2006 and 2005, respectively.

Information for pension plans with an accumulated benefit obligation in excess of plan assets:

                                                                                   December 31
                                                                                2006          2005
====================================================================================================
   Projected benefit obligation ..................................            $ 53,226      $ 50,776
                                                                              ========      ========
   Accumulated benefit obligation ................................            $ 51,732      $ 48,646
                                                                              ========      ========
   Fair value of plan assets .....................................            $ 41,591      $ 39,913
                                                                              ========      ========

Components of net periodic pension cost:

                                                                                   December 31
                                                                                2006          2005
====================================================================================================
   Service cost ..................................................            $    524      $    578
   Interest cost .................................................               2,733         2,632
   Expected return on plan assets ................................              (2,913)       (3,074)
   Amortization of prior service costs ...........................                   5             5
   Amortization of net (gain) loss ...............................                 347            94
   Curtailment loss ..............................................                             1,630
                                                                              --------      --------
   Net periodic pension cost .....................................            $    696      $  1,865
                                                                              ========      ========

The estimated net loss and prior service cost for the defined benefit pension plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year are $416,000 and $5,000, respectively.

Significant assumptions include:

                                                                                     December 31
                                                                                  2006          2005
=====================================================================================================
Weighted-agerage assumptions used to determine benefit obligation:

   Discount rate .................................................                5.50%         5.50%
   Rate of compensation increase .................................                3.50%         4.00%

Weighted-average assumptions used to determine benefit cost:

   Discount rate .................................................                5.50%         5.50%
   Expected return on plan assets ................................                7.50%         7.50%
   Rate of compensation increase .................................                4.00%         4.00%

At September 30, 2006 and 2005, the Corporation based its estimate of the expected long-term rate of return on analysis of the historical returns of the plans and current market information available. The plans' investment strategies are to provide for preservation of capital with an emphasis on long-term growth without undue exposure to risk. The assets of the plans' are invested in accordance with the plans' Investment Policy Statement, subject to strict compliance with ERISA and any other applicable statutes.

The plans' risk management practices include quarterly evaluations of investment managers, including reviews of compliance with investment manager guidelines and restrictions; ability to exceed performance objectives; adherence to the investment philosophy and style; and ability to exceed the performance of other investment managers. The evaluations are reviewed by management with appropriate follow-up and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 17

PENSION AND OTHER POST RETIREMENT BENEFIT PLANS continued

actions taken, as deemed necessary. The Investment Policy Statement generally allows investments in cash and cash equivalents, real estate, fixed income debt securities and equity securities, and specifically prohibits investments in derivatives, options, futures, private placements, short selling, non-marketable securities and purchases of non-investment grade bonds.

At December 31, 2006, the maturities of the plans' debt securities ranged from 1 day to 10.4 years, with a weighted average maturity of 3.0 years. At December 31, 2005, the maturities of the plans' debt securities ranged from 135 days to
12.4 years, with a weighted average maturity of 3.1 years.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid as of December 31, 2006. The Corporation plans to contribute $117,000 to the plans in 2007.

2007 ................................    $  2,275
2008 ................................       2,342
2009 ................................       2,467
2010 ................................       2,647
2011 ................................       2,796
2012 and after .......................     16,458

Plan assets are re-balanced quarterly. At December 31, 2006 and 2006, plan assets by category are as follows:

                                                             December 31
                                                          2006         2005
=============================================================================
   Equity securities ..............................          66%          66%
   Debt securities ................................          32%          31%
   Other ..........................................           2%           3%
                                                         ------       ------
                                                            100%         100%
                                                         ======       ======

The following table reflects the adjustments recorded in accordance with the adoption of the recognition and disclosure requirement of SFAS No. 158:

                                                             Before                                After
                                                        Application of                        Application of
                                                         Statement 158    Adjustments          Statement 158
============================================================================================================
   Other assets ...............................                22,281         1,377                 23,658
   Total assets ...............................             3,553,493         1,377              3,554,870
   Other liabilities ..........................                23,486         3,431                 26,917
   Total liabilities ..........................             3,224,114         3,431              3,227,545
   Accumulated other comprehensive loss .......                (7,341)       (2,064)                (9,405)
   Total stockholders' equity .................               329,389        (2,064)               327,325

The First Merchants Corporation Retirement and Income Savings Plan (the "Savings Plan"), a Section 401(k) qualified defined contribution plan, was amended on March 1, 2005 to provide enhanced retirement benefits, including employer and matching contributions, for eligible employees of the Corporation and its subsidiaries. The Corporation matches employees' contributions primarily at the rate of 50 percent for the first 6 percent of base salary contributed by participants. Beginning in 2005, employees who have completed 1,000 hours of service and are an active employee on the last day of the year receive an additional retirement contribution after year-end. The amount of a participant's retirement contribution varies from 2 to 7 percent of salary based upon years of service. Full vesting occurs after 5 years of service. The

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 17

PENSION AND OTHER POST RETIREMENT BENEFIT PLANS continued

Corporations' expense for the Savings Plan was $2,026,000 for 2006, $2,052,000 for 2005 and $660,000 for 2004.

The Corporation maintains supplemental executive retirement and other nonqualified retirement plans for the benefit of certain directors and officers. Under the plans, the Corporation agrees to pay retirement benefits that are actuarially determined based upon plan participants' compensation amounts and years of service. Accrued benefits payable totaled $3,525,000 and $3,307,000 at December 31, 2006 and 2005. Benefit plan expense was $535,000, $571,000 and $615,000 for 2006, 2005 and 2004.

The Corporation maintains post-retirement benefit plans that provide health insurance benefits to retirees. The plans allow retirees to be carried under the Corporation's health insurance plan, generally from ages 55 to 65. The retirees pay most of the premiums due for their coverage, with amounts paid by retirees ranging from 70 to 100 percent of the premiums payable. The accrued benefits payable under the plans totaled $1,089,000 and $1,084,000 at December 31, 2006 and 2005. Post-retirement plan expense totaled $127,000, $120,000 and $202,000 for the years ending December 31, 2006, 2005 and 2004.

NOTE 18

NET INCOME PER SHARE

====================================================================================================================================
Year Ended December 31,                              2006                            2005                         2004
------------------------------------------------------------------------------------------------------------------------------------
                                          WEIGHTED-AVERAGE  PER SHARE     WEIGHTED-AVERAGE  PER SHARE  WEIGHTED-AVERAGE    PER SHARE
                                         INCOME     SHARES    AMOUNT    INCOME      SHARES    AMOUNT   INCOME     SHARES     AMOUNT
====================================================================================================================================
Basic net income per share:
 Net income available to
  common stockholders ...............    $30,198  18,383,074  $1.64    $30,239    18,484,832   $1.64   $29,411   18,540,451   $1.59
                                                              =====                            =====                          =====
Effect of dilutive stock options ....                 83,679                         110,863                        126,826
                                         -------  ----------           -------    ----------           -------   ----------
Diluted net income per share:
 Net income available to
  common stockholders
  and assumed conversions ...........    $30,198  18,466,753  $1.64    $30,239    18,595,695   $1.63   $29,411   18,667,277   $1.58
                                         =======  ==========  =====    =======    ==========   =====  =======   ==========   =====

Options to purchase 590,736, 214,840 and 320,661 shares of common stock with weighted average exercise prices of $26.21, $26.81 and $24.66 at December 31, 2006, 2005 and 2004 were excluded from the computation of diluted net income per share because the options exercise price was greater than the average market price of the common stock.

NOTE 19

FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS The fair value of cash and cash equivalents approximates carrying value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 19

FAIR VALUES OF FINANCIAL INSTRUMENTS continued

INTEREST-BEARING TIME DEPOSITS The fair value of interest-bearing time deposits approximates carrying value.

INVESTMENT SECURITIES Fair values are based on quoted market prices.

MORTGAGE LOANS HELD FOR SALE The fair value of mortgages held for sale approximates carrying values.

LOANS For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value for other loans is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FEDERAL RESERVE AND FEDERAL HOME LOAN BANK STOCK The fair value of FRB and FHLB stock is based on the price at which it may be resold to the FRB and FHLB.

INTEREST RECEIVABLE/PAYABLE The fair values of interest receivable/payable approximate carrying values.

DEPOSITS The fair values of noninterest-bearing demand accounts, interest-bearing demand accounts and savings deposits are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit and other time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

BORROWINGS The fair value of borrowings is estimated using a discounted cash flow calculation, based on current rates for similar debt, except for short-term and adjustable rate borrowing arrangements. At December 31, the fair value for these instruments approximates carrying value.

OFF-BALANCE SHEET COMMITMENTS

Loan commitments and letters-of-credit generally have short-term, variable-rate features and contain clauses which limit the Banks' exposure to changes in customer credit quality. Accordingly, their carrying values, which are immaterial at the respective balance sheet dates, are reasonable estimates of fair value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 19

FAIR VALUES OF FINANCIAL INSTRUMENTS continued

The estimated fair values of the Corporation's financial instruments are as follows:

                                                                                2006                                2005
------------------------------------------------------------------------------------------------------------------------------------
                                                                     CARRYING           FAIR             CARRYING           FAIR
                                                                      AMOUNT            VALUE             AMOUNT            VALUE
====================================================================================================================================
Assets at December 31:
  Cash and cash equivalents ................................        $   89,957        $   89,957        $   70,417        $   70,417
  Interest-bearing time deposits ...........................            11,284            11,284             8,748             8,748
  Investment securities available for sale .................           455,933           455,933           422,627           422,627
  Investment securities held to maturity ...................             9,284             9,516            11,639            11,510
  Mortgage loans held for sale .............................             5,413             5,413             4,910             4,910
  Loans ....................................................         2,666,061         2,649,916         2,432,239         2,511,784
  FRB and FHLB stock .......................................            23,691            23,691            23,200            23,200
  Interest receivable ......................................            24,345            24,345            19,690            19,690

Liabilities at December 31:
  Deposits .................................................         2,750,538         2,661,866         2,382,576         2,250,494
  Borrowings:
    Federal funds purchased ................................            56,150            56,150            50,000            50,000
    Securities sold under repurchase agreements ............            42,750            42,750           106,415           106,415
    FHLB advances ..........................................           242,408           242,954           247,865           248,303
    Subordinated debentures, revolving credit
     lines and term loans ..................................            99,456           112,966           103,956           115,822
  Interest payable .........................................             9,326             9,326             5,874             5,874

NOTE 20

CONDENSED FINANCIAL INFORMATION (parent company only)

Presented below is condensed financial information as to financial position, results of operations, and cash flows of the Corporation:

CONDENSED BALANCE SHEETS

                                                                December 31,
                                                            2006          2005
================================================================================
Assets
  Cash .............................................      $  6,122      $  2,749
  Investment securities available for sale .........                       3,500
  Investment in subsidiaries .......................       417,287       404,974
  Goodwill .........................................           448           448
  Other assets .....................................        15,425        12,259
                                                          --------      --------
   Total assets ....................................      $439,282      $423,930
                                                          ========      ========
Liabilities
  Borrowings .......................................      $ 99,456      $103,956
  Other liabilities ................................        12,501         6,578
                                                          --------      --------
   Total liabilities ...............................       111,957       110,534

Stockholders' equity ...............................       327,325       313,396
                                                          --------      --------
   Total liabilities and stockholders' equity ......      $439,282      $423,930
                                                          ========      ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 20

CONDENSED FINANCIAL INFORMATION (parent company only) continued

CONDENSED STATEMENTS OF INCOME

                                                                                                    December 31,
                                                                                        2006             2005            2004
===============================================================================================================================
Income
 Dividends from subsidiaries ....................................................     $33,919          $30,930          $28,983
 Administrative services fees from subsidiaries .................................      15,104           13,823           13,767
 Other income ...................................................................         240              644              375
                                                                                      -------          -------          -------
   Total income .................................................................      49,263           45,397           43,125
                                                                                      -------          -------          -------
Expenses
 Amortization of core deposit intangibles
  and fair value adjustments ....................................................          11               11               11
 Interest expense ...............................................................       8,124            7,432            6,785
 Salaries and employee benefits .................................................      13,934           12,500           11,240
 Net occupancy expenses .........................................................       1,232            1,294            1,481
 Equipment expenses .............................................................       4,210            3,418            2,918
 Telephone expenses .............................................................       1,108            1,181            1,383
 Postage and courier expense ....................................................       1,658            1,528            1,467
 Other expenses .................................................................       2,548            2,394            1,761
                                                                                      -------          -------          -------
   Total expenses ...............................................................      32,825           29,758           27,046
                                                                                      -------          -------          -------
Income before income tax benefit and equity in
undistributed income of subsidiaries ............................................      16,438           15,639           16,079
   Income tax benefit ...........................................................       6,771            5,404            4,557
                                                                                      -------          -------          -------
Income before equity in undistributed income of subsidiaries ....................      23,209           21,043           20,636

  Equity in undistributed (distributions in excess of)
  income of subsidiaries ........................................................       6,989            9,196            8,775
                                                                                      -------          -------          -------
Net Income ......................................................................     $30,198          $30,239          $29,411
                                                                                      =======          =======          =======

CONDENSED STATEMENTS OF CASH FLOWS

                                                                                    Year Ended December 31,
=======================================================================================================================

                                                                            2006               2005                2004
========================================================================================================================
Operating activities:
  Net income .....................................................        $ 30,198           $ 30,239           $ 29,411
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Amortization ..................................................              11                 11                 11
   Share-based compensation ......................................              41
   Distributions in excess of (equity in undistributed)
    income of subsidiaries .......................................          (6,989)            (9,196)            (8,775)
   Net change in:
    Other assets .................................................          (3,166)            (2,220)              (535)
    Other liabilities ............................................           5,923              1,680                461
                                                                          --------           --------           --------
      Net cash provided by operating activities ..................          26,018             20,514             20,573
                                                                          --------           --------           --------
Investing activities - Investment in subsidiaries ................             840             (2,884)            (2,289)
                                                                          --------           --------           --------
      Net cash provided (used) by investing activities ...........             840             (2,884)            (2,289)
                                                                          --------           --------           --------
Financing activities:
  Cash dividends .................................................         (16,951)           (16,981)           (17,048)
  Borrowings .....................................................           3,750              9,833              7,251
  Repayment of borrowings ........................................          (8,250)            (3,083)            (9,594)
  Stock issued under employee benefit plans ......................             857                914                903
  Stock issued under dividend reinvestment
   and stock purchase plan .......................................           1,190                933              1,278
  Stock options exercised ........................................           1,228              2,174              1,404
  Stock redeemed .................................................          (5,690)            (9,658)            (4,726)
  Other ..........................................................             381
                                                                          --------           --------           --------
      Net cash used by financing activities ......................         (23,485)           (15,868)           (20,532)
                                                                          --------           --------           --------
Net change in cash ...............................................           3,373              1,762             (2,248)
Cash, beginning of year ..........................................           2,749                987              3,235
                                                                          --------           --------           --------
Cash, end of year ................................................        $  6,122           $  2,749           $    987
                                                                          ========           ========           ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 21

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following table sets forth certain quarterly results for the years ended December 31, 2006 and 2005:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    AVERAGE SHARES OUTSTANDING  NET INCOME PER SHARE
  QUARTER            INTEREST    INTEREST  NET INTEREST  PROVISION FOR     NET      --------------------------  --------------------
   ENDED              INCOME      EXPENSE     INCOME      LOAN LOSSES     INCOME        BASIC        DILUTED       BASIC   DILUTED
2006:
March ...........   $   48,062  $   20,473  $   27,589    $    1,726    $    7,509   18,425,047    18,532,136      $ .41    $ .41
June ............       51,047      23,281      27,766         1,729         7,291   18,385,298    18,463,278        .39      .39
September .......       54,325      26,701      27,624         1,558         7,739   18,317,558    18,380,631        .42      .42
December ........       55,172      28,056      27,116         1,245         7,659   18,405,330    18,497,507        .42      .42
                    ----------  ----------  ----------    ----------    ----------                                 -----    -----
                    $  208,606  $   98,511  $  110,095    $    6,258    $   30,198   18,383,074    18,466,753      $1.64    $1.64
                    ==========  ==========  ==========    ==========    ==========                                 =====    =====

2005:
March ...........   $   41,315  $   14,373  $   26,942    $    2,667    $    6,567   18,559,664    18,696,526      $ .35    $ .35
June ............       43,513      15,592      27,921         1,948         7,921   18,435,677    18,536,137        .43      .43
September .......       45,567      17,427      28,140         1,794         8,220   18,478,154    18,590,034        .45      .44
December ........       46,814      18,688      28,126         1,945         7,531   18,458,990    18,557,622        .41      .41
                    ----------  ----------  ----------    ----------    ----------                                 -----    -----
                    $  177,209  $   66,080  $  111,129    $    8,354    $   30,239   18,484,832    18,595,695      $1.64    $1.63
                    ==========  ==========  ==========    ==========    ==========                                 =====    =====

NOTE 22

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS 133, the Corporation records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. The Corporation assesses the effectiveness of each hedging relationship by comparing the changes in cash flows of the derivative hedging instrument with the changes in cash flows of the designated hedged transaction.

The Corporation's objective in using derivatives is to add stability to interest income and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Corporation primarily uses interest rate floors as part of its cash flow hedging strategy. Interest rate floors designated as cash flow hedges protect the Corporation against movements in interest rates below the instruments' strike rates, over the life of the agreements without exchange of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 22

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES continued

the underlying principal amount. During 2006, such derivatives were used to hedge the variable cash flows associated with existing variable-rate assets.

As of December 31, 2006, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, the Corporation does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.

At December 31, 2006, derivatives with a fair value of $428,000 were included in other assets. The notional amount is $250 million and strike rates range from 6 percent to 7 percent with a termination date of August 1, 2009. The change in net unrealized losses of $125,000 in 2006 for derivatives designated as cash flow hedges is separately disclosed in the statement of changes in shareholders' equity and comprehensive income. No hedge ineffectiveness on cash flow hedges was recognized during 2006.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest income as interest payments are received on the Corporation's variable-rate assets. The change in net unrealized losses on cash flow hedges reflects a reclassification of $38 of net unrealized losses from accumulated other comprehensive income to interest income during 2006. During 2007, the Corporation estimates that an additional $50,000 will be reclassified.

NOTE 23

ACCOUNTING MATTERS

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156 (SFAS No. 156), Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable and permits the entities to elect either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of SFAS No. 140 for subsequent measurement. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for the Corporation beginning January 1, 2007. We have evaluated the requirements of SFAS No. 156 and determined that it will not have a material effect on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting standards, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 23

ACCOUNTING MATTERS continued

expect that the adoption of SFAS No. 157 will have a material impact on our financial condition or results of operations.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109, Accounting for Income Taxes (Interpretation No. 48). Interpretation No. 48 clarifies the accounting for uncertainty in income taxes in financial statements and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation No. 48 is effective for the Corporation beginning January 1, 2007. We have evaluated the requirements of Interpretation No. 48 and determined that it will not have a material effect on our financial condition or results of operations.

In September 2006, the SEC Staff issued Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, which addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 will require registrants to quantify misstatements using both the balance sheet and income-statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is determined to be material, SAB No. 108 allows registrants to record that effect as a cumulative effect adjustment to beginning retained earnings. The requirements are effective for the Corporation beginning January 1, 2007. We have evaluated the requirements of SAB No. 108 and determined that it will not have a material effect on our financial condition or results of operations.

In September 2006, the Emerging Issues Task Force Issue 06-4 (EITF 06-4), Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements, was ratified. EITF 06-4 addresses accounting for separate agreements which split life insurance policy benefits between an employer and employee. The Issue requires the employer to recognize a liability for future benefits payable to the employee under these agreements. The effects of applying EITF 06-4 must be recognized through either a change in accounting principle through an adjustment to equity or through the retrospective application to all prior periods. For calendar year companies, EITF 06-4 is effective beginning January 1, 2008. Early adoption is permitted as of January 1, 2007. We do not expect the adoption of EITF 06-4 to have a material effect on our consolidated financial statements.

ANNUAL MEETING, STOCK PRICE AND DIVIDEND INFORMATION

The 2007 Annual Meeting of Stockholders
of First Merchants Corporation
will be held...

Tuesday, April 24, 2007 at 3:30 p.m.

Horizon Convention Center
401 South High Street
Muncie, Indiana

STOCK INFORMATION

                                                    PRICE PER SHARE
      QUARTER                                HIGH                      LOW             DIVIDENDS DECLARED(1)
============================================================================================================
                                      2006         2005         2006         2005       2006            2005
                                     --------------------      -------------------     ---------------------
First Quarter ................       $29.42       $28.57       $24.37       $25.09     $  .23         $  .23
Second Quarter ...............        26.50        26.06        22.20        23.05        .23            .23
Third Quarter ................        25.00        27.30        22.51        24.75        .23            .23
Fourth Quarter ...............        27.99        26.89        22.81        23.98        .23            .23

(1) The Liquidity section of Management's Discussion & Analysis of Financial Condition and Results of Operations and Note 14 to Consolidated Financial Statements include discussions regarding dividend restrictions from the bank subsidiaries to the Corporation.

The table above lists per share prices and dividend payments during 2006 and 2005. Prices are as reported by the National Association of Securities Dealers Automated Quotation - National Market System.

Numbers rounded to nearest cent when applicable.

COMMON STOCK LISTING

COMMON STOCK LISTING

First Merchants Corporation common stock is traded over-the-counter on the NASDAQ National Market System. Quotations are carried in many daily papers. The NASDAQ symbol is FRME (Cusip #320817-10-9). At the close of business on January 31, 2007, the number of shares outstanding was 18,442,765. There were 5,916 stockholders of record on that date.

General Stockholder Inquiries

Stockholders and interested investors may obtain information about the Corporation upon written request or by calling:

Mr. Brian Edwards
Shareholder Relations Officer
First Merchants Corporation
P. O. Box 792
Muncie, Indiana 47308-0792
765-741-7278
800-262-4261 Ext. 7278

Stock Transfer Agent and Registrar

American Stock Transfer & Trust Company
59 Maiden Lane, 1st Floor
New York, NY 10038

FORM 10-K, FINANCIAL INFORMATION AND CODE OF ETHICS

The Corporation, upon request and without charge, will furnish stockholders, security analysts and investors a copy of Form 10-K filed with the Securities and Exchange Commission.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the commission, including the Corporation; that address is http://www.sec.gov

The Corporation has adopted a Code of Ethics that applies to its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller and Treasurer. It is part of the Corporation's Code of Business Conduct, which applies to all employees and directors of the Corporation and its affiliates. A copy of the Code of Ethics may be obtained, free of charge, by writing to First Merchants Corporation at 200 East Jackson Street, Muncie, IN 47305. In addition, the Code of Ethics is maintained on the Corporation's web site, which can be accessed at http://www.firstmerchants.com.

Please contact:
Mr. Mark Hardwick
Executive Vice President
and Chief Financial Officer

First Merchants Corporation
P. O. Box 792
Muncie, Indiana 47308-0792

765-751-1857
1-800-262-4261 Ext. 1857

                                                               CULTURE STATEMENT

                                     We are a team of associates who support and

                         expect superior results from our company and ourselves.

                Accountability and execution are the foundations of our success.
--------------------------------------------------------------------------------

                                                                     CORE VALUES

                                                            CLIENT SATISFACTION:

                                          Focus on the client in all that we do.

                                                                       TEAMWORK:

                                                    Teams make better decisions.

                                                                LOCAL DECISIONS:

                              Make decisions locally - stay close to the client.

                                                                      INTEGRITY:

                        Maintain the highest standards with clients, associates,

                                                   communities and stakeholders.

                                                                        QUALITY:

                                         Provide predictable superior execution.

                                                                         PEOPLE:

                          Respect and value people as our competitive advantage.

                                                          FINANCIAL PERFORMANCE:

               Operate profitable lines of business to benefit our stakeholders.

                         The greater part of progress is the desire to progress.

                                                                       -- SENECA

[PHOTO OMITTED]

OUR MISSION

To deliver superior personalized financial solutions to consumer and closely held commercial clients in diverse community markets by providing sound advice and products that exceed customer expectations.

OUR VISION

A financial services company focused on building deep, lifelong client relationships and providing maximum shareholder value. We will provide an environment where customers can bank with their neighbors, realizing our business begins and ends with people.

CORPORATE HEADQUARTERS

First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305
765.747.1500

www.firstmerchants.com

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